UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Bottomline Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which the transaction applies:
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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2021

BOTTOMLINE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25259	02-0433294
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Corporate Drive Portsmouth, NH 03801, USA
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EPAY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2021, Bottomline Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project RB Parent, LLC (“Parent”) and Project RB Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Thoma Bravo Fund XV, L.P. (the “Thoma Bravo Fund”), managed by Thoma Bravo, L.P. (“Thoma Bravo”). Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time of the Merger, each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than Dissenting Shares or shares owned by Parent or Merger Sub) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $57.00, without interest thereon (the “Per Share Price”).

Parent and Merger Sub have secured committed equity financing to be provided by the Thoma Bravo Fund, the aggregate proceeds of which will be sufficient for Parent and Merger Sub to pay the aggregate merger consideration at the Closing and all related fees and expenses.

Consummation of the Merger is subject to customary closing conditions, including, without limitation, the absence of certain legal impediments, no Company Material Adverse Effect having occurred since the signing of the Merger Agreement, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approval of the change in control over Bottomline Payment Services Limited by the Financial Conduct Authority in the United Kingdom, and approval by the Company’s stockholders. The parties expect the transaction to close in the second quarter of 2022.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals, with customary exceptions to allow the Company Board to exercise its fiduciary duties.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $78 million. Such circumstances include where the Merger Agreement is terminated in connection with the Company accepting a Superior Proposal or due to the Company Board’s change or withdrawal of its recommendation of the Merger. This termination fee will also be payable if the Merger Agreement is terminated because the Company’s stockholders did not vote to adopt the Merger Agreement, the Merger is not consummated before the End Date (as defined below), or the Company breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met, and prior to any such termination, a proposal to acquire at least 50% of the Company’s stock or assets is publicly known or announced and the Company enters into an agreement for a transaction contemplated by such proposal within one year of termination and such transaction is subsequently consummated. In addition, the Company will be required to reimburse Parent for up to $5 million of its expenses associated with the transaction if the Merger Agreement is terminated because the Company’s stockholders did not vote to adopt the Merger Agreement, the Merger is not consummated before the End Date, or the Company breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met, in each case where the termination fee is not then payable but could potentially become payable in the future under certain circumstances.

The Merger Agreement provides that either party may specifically enforce the other party’s obligations under the Merger Agreement, provided that the Company may only cause Parent to close the transaction (and the Company may only cause Parent to draw its committed equity financing from the Thoma Bravo Fund) if the conditions to closing under the Merger Agreement for Parent’s benefit are satisfied or waived and the Company has confirmed in writing that it will consummate the Merger if such equity financing is funded.

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In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by December 16, 2022 (the “End Date”).

Company restricted stock awards and restricted stock unit awards outstanding as of the Effective Time will be provided at that time with an additional 30 months of time-based vesting credit (which includes the 12 months of time-based vesting credit provided under the Company’s 2019 Stock Incentive Plan), unless a holder is (1) entitled to more favorable vesting provisions under an existing award agreement or (2) within an agreed category of awards for which the 30-month credit will instead be 20 months. In addition, any performance-based vesting conditions under restricted stock awards and restricted stock unit awards outstanding as of the Effective Time will be deemed to have been met at the target levels of performance. After giving effect to this additional time-based vesting credit, vested restricted stock awards, vested stock unit awards and vested options will be cancelled at the Effective Time and converted into the right to receive the Per Share Price (less applicable withholding and any applicable exercise price in the case of options) promptly following the Effective Time. Restricted stock awards and restricted stock unit awards which remain unvested as of the Effective Time will be cancelled at that time and converted into the right to receive an amount in cash equal to the Per Share Price (less applicable withholding), which amount will vest and be payable by the Surviving Corporation, subject to the holder’s continued service with the Surviving Corporation at the same time and on the same terms, except that the additional months of time-based vesting credit described above will be applied for purposes of determining the timing of vesting and payment. None of the Company’s options will be unvested as of the Effective Time.

In connection with the execution of the Merger Agreement, which has been unanimously approved by the Company Board and recommended for approval to the Company’s shareholders, Parent and the Company have entered into a voting agreement (the “Voting Agreement”) with the directors of the Company (including the chief executive officer of the Company) and Clearfield Capital Management LP (collectively, the “Shareholders”), which collectively hold approximately 4% of the outstanding shares of Company Common Stock. Under the Voting Agreement the Shareholders agree, during the term of the Voting Agreement, to vote their shares of Company Common Stock (i) in favor of the adoption of Merger Agreement and the approval of the transactions contemplated thereby and (ii) against any alternative acquisition proposal, and not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of the their shares, subject to certain limited exceptions.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) subject to certain terms and conditions, matters specifically disclosed in the Company’s filings with the SEC prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, and (iv) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement, the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the Voting Agreement, copies of each of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 8.01	Other Events.

On December 17, 2021, the Company issued a press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 16, 2021, by and among Project RB Parent, LLC, Project RB Merger Sub, Inc. and Bottomline Technologies, Inc.*

10.1	Voting Agreement, dated December 16, 2021, by and among Project RB Parent, LLC, Bottomline Technologies, Inc. and the parties thereto

99.1	Press Release issued by Bottomline Technologies, Inc. on December 17, 2021

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

*        *        *

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Thoma Bravo, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on the Company’s business and general economic conditions; (iii) the Company’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (vii) the ability of the Company to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting the Company’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which the Company operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to

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any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in a proxy statement to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction (the “Proxy Statement”). While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC the Proxy Statement, the definitive version of which will be sent or provided to the Company’s stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at https://investors.Bottomline.com or by contacting the Company’s investor relations department at the following:

Bottomline Technologies, Inc.

(603) 501-4840

investors@bottomline.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2021

BOTTOMLINE TECHNOLOGIES, INC.

By:	/s/ Eric Morgan
Name: Eric Morgan
Title: Executive Vice President and Global Controller

Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Dated as of DECEMBER 16, 2021

among

BOTTOMLINE TECHNOLOGIES, INC.

PROJECT RB PARENT, LLC

and

PROJECT RB MERGER SUB, INC.

i

ii

Exhibits

Exhibit A	Certificate of Incorporation of the Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 16, 2021, among Bottomline Technologies, Inc., a Delaware corporation (the “Company”), Project RB Parent, LLC, a Delaware limited liability company (“Parent”), and Project RB Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”).

WHEREAS, the Company, Parent and Merger Sub desire to effect the Merger, pursuant to which Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company Board and the board of directors of Merger Sub have unanimously approved and declared advisable, and each of the board of managers of Parent and Parent as the sole stockholder of Merger Sub has approved or adopted, this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with the DGCL;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

WHEREAS, simultaneously with the execution and delivery of this Agreement, certain of the Company’s shareholders have entered into voting agreements (the “Voting Agreements”), dated as of the date hereof, with Parent, pursuant to which, among other things, such Company shareholders have agreed to vote such Company shareholder’s shares of Company Common Stock in favor of the approval of this Agreement and against any other Acquisition Proposal; and

WHEREAS, certain capitalized terms used in this Agreement are defined in Section 9.04.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), on the Closing Date, Merger Sub shall be merged with and into the Company (the “Merger”). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.02 Closing. The closing (the “Closing”) of the Merger shall take place via the electronic exchange of documents and signature pages at 10:00 a.m., New York City time, as soon as possible but in no event later than the second Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions at the Closing), or at such other place, time and date as shall be agreed in writing between the Company and Parent; provided, that if any of the conditions set forth in Article VII are not satisfied or (to the extent permitted by Law) waived on such second Business Day, then the Closing shall take place on the first Business Day on which all such conditions shall have been satisfied or (to the extent permitted by Law) waived. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03 Effective Time. Concurrently with the Closing, the parties shall file with the Delaware Secretary the certificate of merger relating to the Merger (the “Certificate of Merger”), in customary form and substance, and executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time that the Certificate of Merger have been duly filed with the Delaware Secretary, or at such later time as the Company and Parent shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.04 Effects. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.05 Certificate of Incorporation and Bylaws. The certificate of incorporation of the Company shall, at the Effective Time, by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Exhibit A and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, subject to Section 6.04(a). The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, subject to Section 6.04(a), except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation.

Section 1.06 Directors and Officers of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES

Section 2.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) or shares of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”):

(a) Conversion of Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation, other than shares of the Surviving Corporation issued pursuant to Section 2.01(b)(ii). From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b) Cancellation of Parent-Owned Stock; Conversion of Subsidiary-Owned Stock.

(i) Each share of Company Common Stock that is owned directly by Parent or Merger Sub immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(ii) Each share of Company Common Stock that is owned by any direct or indirect wholly owned Company Subsidiary or any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) or of Merger Sub shall be converted into such number of shares of common stock of the Surviving Corporation such that the ownership percentage of any such Subsidiary in the Surviving Corporation immediately following the Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.

(c) Conversion of Company Common Stock. Subject to Sections 2.02 and 2.03, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled or converted into shares of the Surviving Corporation in accordance with Section 2.01(b)) shall be converted at the Effective Time into the right to receive $57.00 in cash, without interest (the “Merger Consideration”). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. Without limiting the restrictions set forth in Section 5.01, if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of shares of Company Common Stock will be appropriately adjusted to provide to Parent and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

Section 2.02 Exchange of Certificates; Payment Fund.

(a) Paying Agent. Prior to the Effective Time, Parent shall, at its sole cost and expense, appoint a bank, trust or transfer agent company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment and delivery of the Merger Consideration. Immediately prior to the Effective Time, Parent shall deposit with the Paying Agent, for the benefit of the holders of Company Common Stock, for payment in accordance with this Article II through the Paying Agent, cash constituting an amount equal to the aggregate Merger Consideration payable pursuant to Section 2.01(c) (other than any Merger Consideration in respect of any Dissenting Shares). All such cash deposited with the Paying Agent is hereinafter referred to as the “Payment Fund.”

(b) Letter of Transmittal. As reasonably promptly as practicable after the Effective Time (and in any event within three (3) Business Days after the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of Company Common Stock (other than the Company, its Subsidiaries, Parent and Merger Sub) a form of letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, shall be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may specify subject to the Company’s reasonable approval, and shall be prepared prior to the Closing), together with instructions thereto.

(c) Merger Consideration Received in Connection with Exchange. Upon (i) in the case of shares of Company Common Stock represented by a Certificate, the surrender of such Certificate for cancellation to the Paying Agent together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, or (ii) in the case of shares of Company Common Stock held in book-entry form, the receipt of an “agent’s message” by the Paying Agent, in each case together with such other documents as may reasonably be required by the Paying Agent, the holder of such shares shall be entitled to receive in exchange therefor the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.01(c). In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration may be paid to a transferee if the Certificate representing such Company Common Stock (or, if such Company Common Stock is held in book-entry form, proper evidence of such transfer) is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.02(c), each share of Company Common Stock, and any Certificate with respect thereto, shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holders of shares of Company Common Stock are entitled to receive in respect of such shares pursuant to Section 2.01(c). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate (or shares of Company Common Stock held in book-entry form).

(d) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form) are presented to Parent or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(e) Termination of Payment Fund. Any portion of the Payment Fund (including any interest received with respect thereto) that remains undistributed to the holders of Company Common Stock for one (1) year after the Effective Time shall be delivered to Parent or its designee, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation as a general unsecured creditor thereof for payment of its claim for Merger Consideration without any interest thereon.

(f) No Liability. None of the Company, Parent, the Surviving Corporation, the Paying Agent or their respective Affiliates (including Sponsor and its Affiliates) shall be liable to any Person in respect of any portion of the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Investment of Payment Fund. The Paying Agent shall invest any cash in the Payment Fund if and as directed by Parent; provided, that such investment shall be in obligations of, or guaranteed by, the United States of America, in commercial paper obligations of issuers organized under the Law of a state of the United States of America, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $10 billion, or in mutual funds investing in such assets. Any interest and other income resulting from such investments shall be paid to, and be the property of, Parent. No investment losses resulting from investment of the Payment Fund shall diminish the rights of any of the Company’s shareholders to receive the Merger Consideration or any other payment as provided herein. To the extent there are losses with respect to such investments or the Payment Fund diminishes for any other reason below the level required to make prompt cash payment of the aggregate Merger Consideration payable pursuant to Section 2.01(c), Parent shall reasonably promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such cash payments.

(h) Withholding Rights. Each of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent and their Affiliates, as applicable (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Amounts so withheld and duly paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent, the posting of such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall, in exchange for such lost, stolen or destroyed Certificate, pay the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(j) No Further Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates or shares in book-entry form.

Section 2.03 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that holders thereof are entitled to appraisal rights under Section 262 of the DGCL, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, but the holders of such Dissenting Shares shall be entitled to receive such consideration as provided by Section 262 of the DGCL, subject to all limitations and requirements set forth therein; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under the DGCL (whether occurring before, at or after the Effective Time), such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Corporation or of a stockholder of Parent.

(b) The Company shall give prompt written notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments, notices or demands served pursuant to the DGCL received by the Company relating to appraisal demands, and Parent shall have the right to participate in and control all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

Section 2.04 Treatment of Company Stock Awards and Company ESPP.

(a) Additional Vesting Credit. Prior to the Effective Time, the Company shall take such actions as it determines to be necessary or appropriate to provide that immediately prior to, and subject to the occurrence of, the Effective Time, (1) for any Unvested Company Restricted Stock Award or Unvested Company Restricted Stock Unit Award the vesting of which is conditioned upon both time-based vesting and the attainment of performance conditions and that remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the number of shares of Company Common Stock subject to such Unvested Company Restricted Stock Award or Unvested Company Restricted Stock Unit Award shall be fixed at the Effective Time based upon target levels of performance, and (2) each outstanding Unvested Company Stock Option and each outstanding Unvested Company Restricted Stock Award and Unvested Company Restricted Stock Unit Award (including those described in clause (1)) shall be credited with an additional 30 months of time-based vesting credit (measured from the Closing Date) (the “Additional Vesting Credit”), and the Additional Vesting Credit shall apply both for purposes of the treatment of Company Stock Options, Company Restricted Stock Awards and Company Restricted Stock Unit Award under this Section 2.04 and for purposes of determining the timing of vesting and payment for any Cash Replacement Option Amount any Cash Replacement Restricted Stock Amount for any Unvested Company Stock Option or Unvested Company Restricted Stock Award. The parties agree that the Additional Vesting Credit above both (A) includes the 12 months of “change in control” accelerated vesting provided in the Company’s 2019 Stock Incentive Plan, as amended by Amendment No. 1 approved by the Company Board effective October 14, 2020, and (B) is without limitation of any more favorable vesting provisions in any Company Benefit Plan.

(b) Company Stock Options. As of the Effective Time, each then outstanding Company Stock Option shall be treated as follows:

(i) Each Company Stock Option that is outstanding, vested (after giving effect to the Additional Vesting Credit) and unexercised as of immediately prior to the Effective Time (a “Vested Company Stock Option”) shall be canceled and the holder thereof shall be entitled to receive an amount in cash, without interest, payable as soon as reasonably practicable following the Effective Time equal to the product of (i) the excess, if any, of (A) the Merger Consideration, over (B) the per share exercise price of such Vested Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Vested Company Stock Option (subject to any required withholding under applicable Tax Law). Each Vested Company Stock Option with a per share exercise price that is equal to or greater than the Merger Consideration shall be cancelled at the Effective Time without the payment of consideration therefor.

(ii) Each outstanding Company Stock Option that is not a Vested Company Stock Option (an “Unvested Company Stock Option”) shall be cancelled and converted into, and shall become a right to receive, an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration, over (B) the per share exercise price of such Unvested Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Unvested Company Stock Option (the “Cash Replacement Option Amount”), which Cash Replacement Option Amount will, subject to the holder’s continued service with the Company, Parent or an Affiliate through the applicable vesting date, vest and be payable through the applicable payroll system(s) of the Surviving Corporation and its Subsidiaries (subject to any required withholding under applicable Tax Law) at the same time and on the same terms as the Unvested Company Stock Option for which such Cash Replacement Option Amount was exchanged would have vested pursuant to its terms (after giving effect to the Additional Vesting Credit). Notwithstanding the foregoing, each Unvested Company Stock Option with a per share exercise price that is equal to or greater than the Merger Consideration shall be cancelled at the Effective Time without the payment of consideration therefor.

(c) Company Restricted Stock Awards. At the Effective Time, each Company Restricted Stock Award outstanding as of immediately prior to the Effective Time shall be treated as follows:

(i) Effective as of the Effective Time, the portion of each Company Restricted Stock Award which is vested (after giving effect to the Additional Vesting Credit) (each, an “Accelerated Company Restricted Stock Award”), shall be converted into the right to receive the Merger Consideration in accordance with Section 2.01(c) of this Agreement.

(ii) Each outstanding Company Restricted Stock Award that is not an Accelerated Company Restricted Stock Award (an “Unvested Company Restricted Stock Award”) shall be cancelled and converted into, and shall become a right to receive, an amount in cash, without interest, equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of shares of Company Common Stock subject to such Unvested Company Restricted Stock Award (the “Cash Replacement Restricted Stock Amount”), which Cash Replacement Restricted Stock Amount will, subject to the holder’s continued service with the Company, Parent or an Affiliate through the applicable vesting date, vest and be payable through the applicable payroll system(s) of the Surviving Corporation and its Subsidiaries at the same time and on the same terms (except as otherwise provided herein) as the Unvested Company Restricted Stock Award for which such Cash Replacement Restricted Stock Amount was exchanged would have vested pursuant to its terms (after giving effect to the Additional Vesting Credit).

(d) Company Restricted Stock Unit Awards. At the Effective Time, each Company Restricted Stock Unit Award outstanding as of immediately prior to the Effective Time shall be treated as follows:

(i) Effective as of the Effective Time, the portion of each Company Restricted Stock Unit Award which is vested (after giving effect to the Additional Vesting Credit) (each, an “Accelerated Company Restricted Stock Unit Award”), shall be converted into the right to receive a payment equal to the number of shares of Company Common Stock subject to the award, multiplied by the Merger Consideration.

(ii) Each outstanding Company Restricted Stock Unit Award that is not an Accelerated Company Restricted Stock Unit Award (an “Unvested Company Restricted Stock Unit Award”) shall be cancelled and converted into, and shall become a right to receive, an amount in cash, without interest, equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of shares of Company Common Stock subject to such Unvested Company Restricted Stock Unit Award (the “Cash Replacement

Restricted Stock Unit Amount”), which Cash Replacement Restricted Stock Unit Amount will, subject to the holder’s continued service with the Company, Parent or an Affiliate through the applicable vesting date, vest and be payable through the applicable payroll system(s) of the Surviving Corporation and its Subsidiaries at the same time and on the same terms (except as otherwise provided herein) as the Unvested Company Restricted Stock Unit Award for which such Cash Replacement Restricted Stock Unit Amount was exchanged would have vested pursuant to its terms (after giving effect to the Additional Vesting Credit).

(e) Payment for Company Stock Awards. Any amounts payable with respect to any Vested Company Stock Options, Accelerated Company Restricted Stock Award or Accelerated Company Restricted Stock Unit Award pursuant to Section 2.04(b)(i), 2.04(c)(i) or 2.04(d)(i) shall be made through the applicable payroll system(s) of the Surviving Corporation and its Subsidiaries no later than the earlier of (i) ten (10) Business Days after the Effective Time and (ii) the first regularly scheduled payroll date after the Effective Time. Any payments made with respect to a Company Restricted Stock Unit Award (whether payable pursuant to this Section 2.04(e) or otherwise) shall, to the extent the Company Restricted Stock Unit Award is subject to Section 409A of the Code, be paid at the earliest time such payment may be made without resulting in a violation of Section 409A of the Code, notwithstanding anything in this Agreement to the contrary.

(f) Further Actions. As of immediately prior to the Effective Time, the Company will take all action necessary to effect the cancellation and exchange, as applicable, of the Company Stock Options, Company Restricted Stock Awards and Company Restricted Stock Unit Awards upon the Effective Time and to give effect to this Section 2.04. All Company Stock Options, Company Restricted Stock Awards and Company Restricted Stock Unit Awards will terminate as of the Effective Time, and the Company shall provide that the provisions in any other Company Benefit Plan or Contract providing for the issuance or grant of any other interest in respect of the capital stock of the Company will be cancelled as of the Effective Time, and the Company will take all action necessary to effect the foregoing. The Company will use its reasonable best efforts to ensure that following the Effective Time no holder of any Company Stock Options, Company Restricted Stock Awards or participant in any other Company Benefit Plan will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries. The Company shall provide to Parent or its counsel for review and approval drafts of any documentation prepared by the Company or its counsel to effectuate the foregoing and shall consider in good faith Parent’s comments thereto.

(g) Company ESPP. No later than five Business Days after the date of this Agreement, the Company shall take all actions necessary or appropriate pursuant to the terms of the Company ESPP to (A) provide that (i) no new offering period or purchase period will be commenced following the date of this Agreement under the Company ESPP and that the offering period or purchase period in effect on the date of this Agreement shall be the final offering period or purchase period thereunder, (ii) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP during the offering period or purchase period that is in effect on the date of the Agreement from those in effect as of the date of this Agreement, (iii) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time, and (iv) each purchase right issued pursuant to the Company ESPP shall be fully exercised in accordance with the terms of the Company ESPP on the earlier of (x) the scheduled purchase date for such offering period that is in effect on the date of this Agreement and (y) the date that is seven Business Days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of shares of Company Common Stock returned to the participant), and (B) terminate the Company ESPP effective immediately prior to the Effective Time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 3.01 Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite power and authority to conduct its businesses as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, would not have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Parent Material Adverse Effect.

Section 3.02 Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite limited liability company or corporate power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) have been duly authorized by all necessary limited liability company or corporate action, as applicable, on the part of Parent and Merger Sub, and no other limited liability company or corporate proceedings, as applicable, (including, for the avoidance of doubt, any shareholder or equityholder approval) on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 3.03 No Conflicts; Consents.

(a) The execution and delivery by each of Parent and Merger Sub of this Agreement does not, and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any provision of (i) the governing or organizational documents of Parent or Merger Sub; (ii) any written or legally binding oral contract, lease, license, indenture, note, bond, agreement, undertaking or other instrument (a “Contract”) to which either Parent or Merger Sub is a party or by which any of their respective properties or assets is bound; or (iii) subject to the filings and other matters referred to in Section 3.03(b), any judgment, order, decree, decision, injunction, ruling, writ, assessment or other similar requirement (“Order”) or statute, law, ordinance, rule, regulation, code, constitution, treaty, common law, other requirement or rule of law (“Law”) enacted, issued, promulgated, enforced or entered by any Governmental Entity, in each case, applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clause (ii) above, any matters that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(b) No consent, approval, clearance or waiver (each a “Consent”) of or from, or registration, declaration, notice or filing made to or with any government, court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, whether federal, national, state, provincial or local and whether domestic, foreign or supranational (a “Governmental Entity”), is required to be obtained or made by or with respect to Parent or its Affiliates in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (B) such other Consents, registrations, declarations, notices or filings as are required to be made to or obtained from any Governmental Entity under any foreign Regulatory Laws, (ii) the filing of the Certificate of Merger with the Delaware Secretary, (iii) the Consent set forth on Schedule 3.03(b) and (iv) such other matters that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

Section 3.04 Financing. Parent has delivered to the Company a true and complete copy of the duly executed equity commitment letter from Thoma Bravo XV, L.P. (the “Sponsor”), dated as of the date hereof (including all exhibits, schedules, annexes and amendments thereto as of the date of this Agreement, the “Equity Commitment Letter”) pursuant to which, and subject to the terms and conditions thereof, the Sponsor has committed to invest the amounts set forth therein (the “Equity Financing”). The Equity Commitment Letter provides, and will continue to provide, that the Company is an express limited third party beneficiary of the Equity Commitment Letter, as set forth therein. As of the date of this Agreement, the Equity Commitment Letter is in full force and effect and is a legal, valid and binding obligation of Parent, and the Sponsor, enforceable in accordance with its terms. As of the date of this agreement, the Equity Commitment Letter, and the respective commitments or obligations thereunder, have not been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated. Neither Parent nor Sponsor has committed any breach of the performance, observance or fulfillment of any covenants, conditions or other obligations set forth in, or is in default under, the Equity Commitment Letter, and no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute or result in a breach or default on the part of either Parent or Sponsor under the Equity Commitment Letter, (ii) constitute or result in a failure of either Parent or Sponsor to satisfy, or delay in satisfaction of, any of the terms or conditions or other contingencies set forth in the Equity Commitment Letter, (iii) make any of the assumptions or any of the statements set forth in the Equity Commitment Letter inaccurate in any material respect or (iv) otherwise result in any portion of the Equity Financing not being available as of the Closing. As of the date of this Agreement, Parent has no reason to believe that it will be unable to satisfy, on a timely basis (and in any event, not later than the Closing), any condition precedent to be satisfied by it (or otherwise within Parent’s, any Company Subsidiaries or any of their respective Representatives’ or Affiliates’ control) contained in the Equity Commitment Letter or that the full amounts committed pursuant to the Equity Commitment Letter will not be available as of the Closing if the conditions precedent to be satisfied by it (or otherwise within Parent’s, any Company Subsidiary, or any of their respective Representatives’ or Affiliates’ control) contained in the Equity Commitment Letter are satisfied. There are no conditions precedent or other contingencies or conditions related to the Equity Financing other than those conditions set forth in the Equity Commitment Letter. As of the date of this Agreement, Parent has fully paid any and all commitment fees or other fees or deposits required by the Equity Commitment Letter to be paid on or before the date of this Agreement, and will pay in full any such amounts due on or before the Closing Date. The aggregate proceeds from the Equity Financing constitute all of the financing required for the consummation of the transactions contemplated by this Agreement and are sufficient in amount to provide Parent with the funds necessary for it to consummate the transactions contemplated hereby and to satisfy its obligations under this Agreement, including for Parent to pay (or cause to be paid) the aggregate amounts payable pursuant to Article II on the Closing Date and the payment of all fees, costs and expenses to be paid by Parent related to the transactions contemplated by this Agreement, including such fees, costs and expenses relating to the Equity Financing, and payment of all amounts in connection with the refinancing or repayment of any outstanding indebtedness (including the Company Credit Agreement Payoff Amount) of the Company or the Company Subsidiaries required by this Agreement. Parent and Merger Sub hereby acknowledge and agree that their obligations under this Agreement are not subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain equity or debt financing for the consummation of the transactions contemplated by this Agreement; provided, that the foregoing representation and warranty shall not limit the express conditions set forth in (A) Section 9.11(b)(ii) required in order for the Company to enforce Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded and to consummate the Merger and (B) paragraph 6 of the Equity Commitment Letter required in order for the Company, as an express third-party beneficiary, to enforce the terms of the Equity Commitment Letter against the Sponsor as if the Company were a party thereto.

Section 3.05 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

Section 3.06 Litigation. There is no suit, action or other proceeding pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that, individually or in the aggregate, would have a Parent Material Adverse Effect, nor is there any Order outstanding against or, to the Knowledge of Parent, threatened against Parent or Merger Sub that, individually or in the aggregate, would have a Parent Material Adverse Effect.

Section 3.07 Absence of Certain Agreements. Except for the Voting Agreements, neither Parent nor any of its Affiliates has entered into any contract, agreement, arrangement or understanding, or authorized, committed or agreed to enter into any contract, agreement, arrangement or understanding, pursuant to which (a) any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company (i) agrees to vote to adopt this Agreement or the Merger or (ii) agrees to vote against any Superior Proposal or (b) any third party has agreed to provide equity capital (other than pursuant to the Equity Commitment Letter), directly or indirectly, to Parent or Merger Sub to finance in whole or in part the Merger.

Section 3.08 Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than any such person, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or its affiliates.

Section 3.09 Capitalization of Merger Sub. As of the date hereof, the authorized share capital of Merger Sub consists of 1,000 shares, $0.01 par value per share, 1,000 of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and other transactions contemplated by this Agreement (including, for the avoidance of doubt, liabilities related to any debt financing that is to be obtained by Parent for the purpose of funding the transactions contemplated hereby (such debt financing, the “Debt Financing”)).

Section 3.10 Ownership of Company Common Stock. Neither Parent nor Merger Sub, nor, to the Knowledge of Parent, any “affiliate” or “associate” of either of the foregoing, is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL. Neither Parent nor, to the Knowledge of Parent, any of its Affiliates beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

Section 3.11 Solvency. Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any Company Subsidiary. Parent and Merger Sub are Solvent as of the date of this Agreement, and, assuming the satisfaction of the conditions to Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by this Agreement and assuming the accuracy of the representations and warranties of the Company set forth in Article IV, Parent and the Surviving Corporation will, after giving effect to all of the transactions contemplated by this Agreement (including the Equity Financing and Debt Financing, if any) and the payment of the aggregate amounts payable pursuant to Article II and the payment of all fees, costs and expenses to be paid by Parent related to the transactions contemplated by this Agreement, including such fees, costs and expenses relating to the Equity Financing and Debt Financing, if any, be Solvent at and immediately after the Closing.

Section 3.12 Management Agreements. Other than this Agreement and the Voting Agreements, as of the date hereof, there are no contracts, agreements, arrangements or understandings between Parent or Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the board of directors, on the other hand, relating in any way to the Company (including relating to compensation and retention of the Company’s management), the transactions contemplated by this Agreement or the operations of the Surviving Corporation after the Effective Time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true and correct except (i) as set forth in the Company SEC Documents furnished or filed and publicly available after June 30, 2020 and prior to the date of this Agreement (the “Filed Company SEC Documents”) (excluding (x) any disclosures in the Filed Company SEC Documents under the headings “Risk Factors,” “Forward-Looking Statements” or “Quantitative and Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (y) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in a Filed Company SEC Document will be deemed to modify or qualify the representations and warranties set forth in Section 4.03 or the first sentence of Section 4.08) or (ii) as set forth in the Company Disclosure Letter.

Section 4.01 Organization, Standing and Power. Each of the Company and each of the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except in the case of the Company Subsidiaries where the failure to be so organized, exist or be in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority to conduct its businesses as presently conducted. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Company Material Adverse Effect. The Company has delivered or made available to Parent, prior to execution of this Agreement, true and complete copies of the restated certificate of incorporation of the Company in effect as of the date of this Agreement (the “Company Charter”) and the amended and restated bylaws of the Company in effect as of the date of this Agreement (the “Company Bylaws”). The Company is not in violation in any material respect of the Company Charter or the Company Bylaws.

Section 4.02 Company Subsidiaries.

(a) The Company has delivered or made available to Parent a complete and accurate list as of the date hereof of each of the Company Subsidiaries and their respective jurisdictions of organization. All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by a Company Subsidiary or by the Company and a Company Subsidiary (except with respect to de minimis equity interests held by another Person as required under applicable Law of jurisdictions outside the United States), free and clear of all Liens, excluding Permitted Liens, and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities Laws. Except as set forth in this Section 4.02(a), there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock or any securities of such Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, such Company Subsidiary, (y) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire from such Company Subsidiary, or any other obligation of such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, such Company Subsidiary or (z) any rights (including phantom equity or stock appreciation rights) issued by, or other obligations of, such Company Subsidiary that are linked in any way to the price of any class of capital stock or voting securities of, or other equity interests in, such Company Subsidiary, the value of such Company Subsidiary or any part of such Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of or voting securities of, or other equity interests in, such Company Subsidiary.

(b) Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, none of the Company or any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any Person, in each case, other than securities held for passive investment by the Company or the Company Subsidiaries in the ordinary course of business which are not material to the Company and its Subsidiaries, taken as a whole.

Section 4.03 Capital Structure.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, and 4,000,000 shares of Preferred Stock (the “Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”). At the close of business on December 14, 2021, (i) 44,960,126 shares of Company Common Stock were issued and outstanding (of which 2,315,133 shares of Company Common Stock were underlying Company Restricted Stock Awards, including 543,731 shares of Company Common Stock underlying Company Restricted Stock Awards subject to performance-based vesting conditions assuming that such conditions are achieved at target levels of performance); (ii) no shares of Preferred Stock were issued and outstanding; (iii) 4,357,666 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plans; (iv) 1,460,678 shares of Company Common Stock were reserved and available for issuance pursuant to the Company ESPP; (v) 1,051 shares of Company Common Stock were issuable upon exercise of outstanding Company Stock Options (all of which are fully vested); and (vi) 204,012 shares of Company Common Stock were underlying Company Restricted Stock Unit Awards, including 19,061 shares of Company Common Stock underlying Company Restricted Stock Unit Awards subject to performance-based vesting conditions assuming that such conditions are achieved at target levels of performance. Except as set forth in this Section 4.03(a), as of the date of this Agreement, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock or any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company, including any Company Stock Awards, (y) any warrants, calls, options or other rights to acquire from the Company, or any other obligation of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company, or (z) any rights (including phantom equity or stock appreciation rights) issued by, or other obligations of, the Company that are linked in any way to the price of any class of Company Capital Stock, the value of the Company or any part of the Company or any dividends or other distributions declared or paid on any shares of capital stock of the Company. At least five Business Days prior to the Closing Date, the Company will provide to Parent a list of the holders of Company Stock Awards granted under the Company Stock Plans, including, on a holder by holder and grant by grant basis, the date on which each such Company Stock Award was granted, the type and number of Company Stock Awards granted, the expiration date of such Company Stock Award and the price at which such a Company Stock Award may be exercised (if applicable) under an applicable Company Stock Plan pursuant to which the Company Stock Award was granted.

(b) All outstanding shares of Company Common Stock (including Company Restricted Stock Awards) are, and all such shares that may have otherwise been issued but for the transactions contemplated by this Agreement upon the exercise of Company Stock Options or the delivery of Company Common Stock with respect to Company Restricted Stock Unit Awards will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company Bylaws or any Contract to which the Company is a party or otherwise bound. All grants of equity awards or other rights with respect to shares of Company Common Stock, including all Company Stock Awards, to current or former directors, officers, employees, agents or consultants of the Company or any Company Subsidiary have been made in accordance with the terms of the applicable Company Stock Plans and award agreements thereunder and any policy of the Company or the Board of Directors of the Company (the “Company Board”)

(including any committee thereof) relating to the grant of such awards or rights. Except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (i) the payment of the exercise price of Company Stock Options by the holders thereof through remittance of Company Common Stock to the Company (including in connection with “net exercises”), (ii) required tax withholding in connection with the exercise of, vesting or settlement of Company Stock Awards pursuant to the Company Stock Plans, and (iii) forfeitures of Company Stock Awards in accordance with the terms of the applicable Company Stock Plan and award agreements thereunder, there are not any outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of the Company or any Company Subsidiary. There are no debentures, bonds, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company’s shareholders may vote (“Company Voting Debt”). Except the Voting Agreements, none of the Company or any of the Company Subsidiaries is a party to any agreement relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive right or rights of first refusal or similar rights with respect to the Company or any of the Company Subsidiaries.

(c) The aggregate consideration for the Company Common Stock and the Company Stock Awards payable to the holders thereof under Article II as of the Closing (assuming the issuance of all Company Stock Awards permitted to be issued under Section 5.01 of the Company Disclosure Letter) shall not exceed $2,593,795,773 (the “Aggregate Consideration”); provided that the Company shall not be deemed to have breached this Section 4.03(c) by virtue of, and the amount of the Aggregate Consideration shall be deemed increased to include, (i) the exercise of Company Stock Options or settlements of Company Restricted Stock Unit Awards outstanding as of the date of this Agreement in accordance with their terms as in effect as of the date of this Agreement and (ii) the exercise of purchase rights issued pursuant to the Company ESPP in accordance with the terms of the Company ESPP and Section 2.04(g).

Section 4.04 Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, to the receipt of the affirmative vote of the holders of a majority of the voting power of all shares of Company Common Stock entitled to vote at the Company Shareholders Meeting (the “Company Shareholder Approval”). The Company Board has, by resolutions duly adopted by the unanimous vote of the directors, (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, (b) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its shareholders, (c) approved this Agreement and the transactions contemplated hereby, including the Merger, (d) assuming the accuracy of the representations and warranties set forth in Section 3.10, taken all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in Section 203 of the DGCL will not apply with respect to or as a result of the Merger, this Agreement and the transactions contemplated hereby, (e) directed that the adoption of this Agreement be submitted to a vote of the Company’s shareholders at a duly held meeting of such shareholders for such purpose (the “Company Shareholders Meeting”), and (f)

resolved to recommend that its shareholders adopt this Agreement in accordance with the applicable provisions of the DGCL (provided that any change or modification or rescission of such resolutions by the Company Board in accordance with Section 5.04(d) shall not be a breach of the representation in this sentence). Except for the Company Shareholder Approval, no other corporate proceedings or approvals on the part of the Company are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. The Company has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 4.05 No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company Bylaws or the governing or organizational documents of any Company Subsidiary (assuming that the Company Shareholder Approval is obtained); (ii) any Material Contract or Real Estate Lease to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound; or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Order or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets (assuming that the Company Shareholder Approval is obtained), other than, in the case of clause (ii) above, any matters that, individually or in the aggregate, would not have a Company Material Adverse Effect.

(b) No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the SEC of the Proxy Statement in preliminary and definitive forms, and (B) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement (including the requirement under the Exchange Act for the shareholders of the Company to approve or disapprove, on an advisory basis, certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger); (ii) (A) compliance with and filings under the HSR Act and (B) the Consents, registrations, declarations, notices or filings required to be made to or obtained from Governmental Entities under the foreign Regulatory Laws set forth on Section 4.05(b) of the Company Disclosure Letter; (iii) the filing of the Certificate of Merger with the Delaware Secretary and appropriate documents with the relevant authorities of the other jurisdictions in which the Company and the Company Subsidiaries are qualified to do business; (iv) compliance with NASDAQ rules and regulations; and (v) such other matters that, individually or in the aggregate, would not have a Company Material Adverse Effect.

Section 4.06 Company SEC Documents; Undisclosed Liabilities.

(a) The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since June 30, 2019 (such documents, together with any documents filed with the SEC during such period by the Company on a voluntary basis on a Current Report on Form 8-K, but excluding the Proxy Statement to be filed pursuant to this Agreement, being collectively referred to as the “Company SEC Documents”).

(b) Each Company SEC Document (i) at the time filed, complied in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Company included in the Company SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), was prepared using the books, records and accounts of the Company and the Company Subsidiaries and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end adjustments, which are not material individually or in the aggregate).

(c) Neither the Company nor any of the Company Subsidiaries has received from the SEC or any other Governmental Entity any written comments or questions with respect to any of the Company SEC Documents (including the financial statements included therein) or any registration statement filed by any of them with the SEC or any notice from the SEC or other Governmental Entity that such Company SEC Documents (including the financial statements included therein) or registration statements are being reviewed or investigated, and, to the Knowledge of the Company, there is not, any investigation or review being conducted by the SEC or any other Governmental Entity of any Company SEC Documents (including the financial statements included therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents.

(d) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) is reasonably sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would materially affect the Company’s financial statements.

(e) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(f) Neither the Company nor any of the Company Subsidiaries (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and the Company Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and the Company Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(g) The Company is, and each of its officers are, and since July 1, 2019 have been, in compliance in all material respects with all rules, regulations and requirements of SOX.

(h) None of the Company’s Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC. Since July 1, 2019, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

(i) Except (i) as reflected or reserved against in the Company’s consolidated balance sheet as of September 30, 2021 (or the notes thereto) included in the Filed Company SEC Documents, (ii) for liabilities and obligations incurred in connection with or contemplated by this Agreement or the Merger, (iii) for liabilities and obligations that have been incurred in the ordinary course of business since September 30, 2021 (none of which relates to breach of Contract, breach of warranty, product liability, tort, infringement, misappropriation, violation of Law, or any action, suit or proceeding) and (iv) for liabilities and obligations that have been discharged or paid in full in the ordinary course of business, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which are required to be recorded or reflected on a balance sheet, including the footnotes thereto, under GAAP, that individually or in the aggregate, would not have a Company Material Adverse Effect.

Section 4.07 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. No representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

Section 4.08 Absence of Certain Changes or Events. From and after December 31, 2020 to the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had a Company Material Adverse Effect. From June 30, 2021 to the date of this Agreement, except as resulting from actions taken in good faith in response to COVID-19 Measures, each of the Company and the Company Subsidiaries has conducted its respective business in the ordinary course in all material respects. Except as set forth in Section 4.08 of the Company Disclosure Letter, since September 30, 2021, the Company and its Subsidiaries have not taken any action or failed to take any action, as applicable, that would be prohibited by subsections (c), (d), (e), (f), (i), (j), (k), (n) or (o) of Section 5.01, if taken, failed to be taken or proposed to be taken after the date hereof.

Section 4.09 Taxes. Except for matters that, individually or in the aggregate, would not have a Company Material Adverse Effect:

(a) Each of the Company and each Company Subsidiary has: (i) timely filed or caused to be filed, taking into account any extensions, all Tax Returns required to have been filed by it, and such Tax Returns are accurate and complete; (ii) paid all Taxes required to have been paid by it (whether or not shown on any Tax Return). None of the Company or any Company Subsidiary has requested or executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Taxes, in each case which period has not since expired (other than automatic extensions granted in the ordinary course of business in connection with filing Tax Returns).

(b) No deficiency for any Tax has been asserted or assessed by a taxing authority against the Company or any Company Subsidiary which deficiency has not been paid or resolved in full. No audits, examinations or other proceedings with respect to Taxes of the Company or any Company Subsidiary are presently in progress or have been asserted or proposed in writing.

(c) Each of the Company and each Company Subsidiary has complied with all applicable Tax Laws with respect to the withholding of Taxes and has paid over any amounts withheld to the appropriate taxing authority.

(d) The Company and each of the Company Subsidiaries has properly (i) collected and remitted sales, use, value added and similar Taxes with respect to sales made to its customers or services provided to its customers and (ii) for all sales or services that are exempt from sales, use, value added and similar Taxes and that were made without charging or remitting such Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale or service as exempt.

(e) No Liens for Taxes have been filed or exist on any property or other assets of the Company or any of the Company Subsidiaries, except for Permitted Liens.

(f) None of the Company or any Company Subsidiary is subject to income Tax in a jurisdiction in which it does not file income Tax Returns, and no claim has been made in writing by any taxing authority that the Company or any Company Subsidiary is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns.

(g) None of the Company or any Company Subsidiary (i) has been a member of an affiliated group filing a combined, consolidated, unitary or other similar Tax Return (other than an affiliated group the common parent of which is the Company or any Company Subsidiary) or (ii) has any liability for Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of local, state or foreign Law), as a transferee or successor, by contract, or otherwise.

(h) None of the Company or any Company Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement, other than such an agreement or arrangement (i) solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries or (ii) a customary commercial agreement entered into in the ordinary course of business the primary purpose of which is not related to Taxes.

(i) None of the Company or any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (or a similar provision of local, state or foreign Law).

(j) None of the Company or any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or use of an improper method of accounting prior to the Closing Date, (ii) closing agreement under Section 7121 of the Code (or any similar provision of local, state or foreign Law), (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) intercompany transaction or excess loss account, as described in Treasury Regulations under Section 1502 of the Code (or any similar provision of local, state or foreign Law).

(k) Each of the Company and each Company Subsidiary has (i) to the extent it has deferred such Taxes, properly complied with all requirements of applicable Tax Law in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) to the extent it has claimed such Tax credits, properly complied with all requirements of applicable Tax Law with respect to any available Tax credits under Sections 7001 and 7003 of the Families First Coronavirus Response Act (Pub. L. 116-127) and Section 2301 of the CARES Act, and (iii) not taken, claimed or applied for an employee retention tax credit under the CARES Act.

Section 4.10 Benefits Matters; ERISA Compliance.

(a) Section 4.10(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list identifying all Company Benefit Plans (other than customary individual employment agreements in jurisdictions outside the United States). The Company has delivered to Parent true and complete copies of the following for employees in the United States: (i) all Company Benefit Plans; (ii) the most recent annual report on Form 5500 (or similar filing under applicable Law) filed with the Internal Revenue Service (the “IRS”) with respect to each such Company Benefit Plan; (iii) the most recent summary plan description for each such Company Benefit Plan for which such summary plan description is required; (iv) each trust agreement, group annuity contract or other funding mechanism relating to any Company Benefit Plan; and (v) all determination letters or opinion letters in respect of any Company Benefit Plan issued by the IRS. For purposes of this Agreement, “Company Benefit Plans” means, collectively, all “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA), in each case, whether or not subject to ERISA, and all other pension, retirement, incentive compensation, deferred compensation, equity or equity-based compensation, employment, individual consulting, severance, separation, termination, stay, retention, change in control, sale, transaction, bonus, fringe benefit, disability, death benefit, hospitalization or medical plans, or other compensation or benefit plans, program, agreements, arrangements or contracts maintained, sponsored or contributed to by the Company or any Company Subsidiary, to which the Company or any Company Subsidiary is a party, or in respect of which the Company or any Company Subsidiary has any liability or obligation.

(b) Each Company Benefit Plan which is intended to be qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code has received a favorable determination letter or opinion letter from the IRS to that effect, and no such determination letter or opinion letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened or has anything occurred since the date of such letter that could reasonably be expected to adversely affect such qualified or exempt status.

(c) (i) No Company Benefit Plan is subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code; (ii) no Company Benefit Plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, a “multiple employer plan” within the meaning of Section 413(c) of the Code, or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; and (iii) none of the Company and the Company Subsidiaries nor any ERISA Affiliates has any liability or obligation (contingent or otherwise) with respect to such plans, Titles or Sections, nor has any of them incurred any Withdrawal Liability that has not been satisfied in full.

(d) No Company Benefit Plan provides, nor does such plan, the Company or any Company Subsidiary have any obligation to provide, health, medical or other welfare benefits after retirement or other termination of employment other than (i) continuation coverage required under Section 4980(B)(f) of the Code or applicable Law, or (ii) benefits under insured plans maintained by the Company and the Company Subsidiaries providing such benefits in the event an employee is disabled at the time of termination of the employee’s employment with the Company or the Company Subsidiaries and the conversion privileges provided under such insured plans.

(e) Each Company Benefit Plan has been established, maintained, funded and administered in all material respects in accordance with its terms and the applicable requirements of ERISA (if applicable), the Code and all other applicable Laws. All material contributions required to be made to any Company Benefit Plan by applicable Law, regulation, or any plan document, all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, and any other payments in respect of any Company Benefit Plan, for any period through the date hereof have in all material respects been timely made or paid in full. No action, investigation, audit, proceeding, or claim (other than routine claims for benefits) with respect to any Company Benefit Plan is pending or, to the Knowledge of the Company threatened, and neither the Company nor any of the Company Subsidiaries is subject (either directly or by reason of an ERISA Affiliate) to any material Tax, fine, lien, penalty or other material non-ordinary course liability imposed by ERISA, the Code or other applicable law with respect to a Company Benefit Plan.

(f) Except as otherwise provided in this Agreement, neither the execution or delivery of this Agreement nor the consummation of the Merger could, either alone or in conjunction with any other event, (i) result in any payment or benefit becoming due to any current or former director, officer, employee or individual consultant of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise; (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, officer, employee or individual consultant under any Company Benefit Plan or otherwise, or result in the forgiveness of any such individual’s indebtedness; (iii) accelerate the time of payment, funding or vesting of amounts due any such director, officer, employee or individual consultant; or (iv) result in the payment of any amount (whether in cash or property or the vesting of property) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code) or result in the imposition on any person of an excise tax under Section 4999 of the Code.

(g) Neither the Company nor any Company Subsidiary has any obligation to gross-up, indemnify, reimburse or otherwise make whole any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code.

(h) Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code, and no amount under any such Company Benefit Plan has been or is expected to be subject to any interest or additional Taxes imposed under Section 409A of the Code. All Company Stock Options granted pursuant to the Company Stock Plans have been granted in compliance with the applicable Company Stock Plan and applicable Law, and all Company Stock Options have been granted having an exercise price at least equal to the fair market value of the underlying shares of Company Common Stock on the date each Company Stock Option was granted within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

(i) With respect to each Company Benefit Plan that is subject to the laws of a jurisdiction other than the United States (a “Foreign Plan”): (i) all material employer and employee contributions to each Foreign Plan required by law or by the terms of such Foreign Plan have been timely made; (ii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; (iii) each Foreign Plan intended to receive favorable tax treatment under applicable Tax laws has been qualified or similarly determined to satisfy the requirements of such laws; and (iv) each material Foreign Plan that is required to be funded has been funded to the extent required by applicable law, and no material unfunded liabilities with respect to a Foreign Plan are reasonably expected to occur as a result of the transactions contemplated by this Agreement.

Section 4.11 Litigation. There is no, and in the prior three (3) years there has been no, suit, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation pending or, to the Knowledge of the Company, threatened against the Company, any Company Subsidiary or, as of the date of this Agreement, any present or former officer or director of the Company or any Company Subsidiary in such individual’s capacity as such, that, individually or in the aggregate, would have a Company Material Adverse Effect, nor is there any Order outstanding against or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary that individually or in the aggregate, would have a Company Material Adverse Effect.

Section 4.12 Compliance with Applicable Laws.

(a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each of the Company and the Company Subsidiaries is, and for the past three (3) years has been, in compliance with all Laws applicable thereto.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and the Company Subsidiaries, for the past three (3) years, have at all times maintained and been in compliance with all franchises, licenses, permits, authorizations, variances, exemptions or approvals required by all Laws applicable thereto.

Section 4.13 Environmental Matters. To the Knowledge of the Company, (a) the Company and the Company Subsidiaries are in compliance with, and have no liability (contingent or otherwise) under, applicable Laws or Orders governing public or worker health and safety and pollution or the protection of the environment (“Environmental Law”), which compliance includes possession of all franchises, licenses, permits, authorizations, variances, exemptions or approvals required by all Environmental Laws applicable thereto, (b) none of the Company or any Company Subsidiary has received any written notice that remains outstanding from a Governmental Entity that alleges that the Company or any Company Subsidiary is in violation of applicable Environmental Law and (c) none of the Company or the Company Subsidiaries is subject to any unresolved governmental order or proceeding relating to any “release” of a “hazardous substance,” as those terms are defined in the Comprehensive

Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., except with respect to any of the foregoing under (a), (b), or (c) as would not have a Company Material Adverse Effect. The representations and warranties set forth in this Section 4.13 are the Company’s sole and exclusive representations relating to environmental matters of any kind. The Company and the Company Subsidiaries have furnished to Parent all environmental, health or safety audits, reports and other documents bearing on material liabilities relating to their past or current properties, facilities or operations which are in their possession or under their reasonable control.

Section 4.14 Contracts.

(a) As of the date of this Agreement, none of the Company or any Company Subsidiary is a party to any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Company Contract”) that has not been so filed.

(b) Section 4.14(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list, and the Company has made available to Parent true and complete copies, of:

(i) each Contract to which the Company or any of the Company Subsidiaries is a party that (A) restricts in any material respect the ability of the Company or any Company Subsidiaries to compete in any line of business or geographic area (B) prohibits the Company or any of the Company Subsidiaries from engaging in any business with any Person, or (C) containing “most favored nation,” “exclusivity” or similar provisions, and, in each case, that is material to the Company and the Company Subsidiaries, taken as a whole;

(ii) each Contract pursuant to which any Indebtedness (other than any Indebtedness described in clause (iv) of the definition of Indebtedness that does not exceed $1,000,000 individually or in the aggregate) of the Company or any of the Company Subsidiaries is outstanding or may be incurred by its terms, other than any such agreement solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries;

(iii) each material partnership, joint venture or similar Contract to which the Company or any of the Company Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the Company Subsidiaries or securities held for investment by the Company or the Company Subsidiaries in the ordinary course of business;

(iv) each material Contract between the Company or any Company Subsidiary, on the one hand, and, on the other hand, any (A) present executive, officer or director of either the Company or any of the Company Subsidiaries or (B) to the Knowledge of the Company, any affiliate of any such executive, officer or director (other than the Company or any of the Company Subsidiaries), in each case, other than those contracts filed as exhibits (including exhibits incorporated by reference) to any Filed Company SEC Documents and other than any Company Benefit Plan;

(v) each Collective Bargaining Agreement (excluding any labor-related agreements, arrangements or understandings applicable to multiple employers on the national and/or sector level outside of the United States);

(vi) each Contract relating to the disposition or acquisition by the Company or any of the Company Subsidiaries, (x) with material obligations remaining to be performed, (y) with material liabilities continuing after the date of this Agreement or (z) involving amounts in excess of $5,000,000, of any material business or any material amount of assets (whether by merger, sale of stock, sale of assets or otherwise) other than any such Contract entered into in the ordinary course of business;

(vii) each Contract to which the Company or any Company Subsidiary is a party that involved aggregate payments by the Company or such Company Subsidiary during the five months ended November 30, 2021 which, on an annualized basis for the fiscal year ending June 30, 2022, would equal at least $2,500,000, and which is not terminable by the Company or a Company Subsidiary on less than sixty (60) days’ written notice without material penalty;

(viii) each Contract to which the Company or any Company Subsidiary is a party that involved aggregate revenue to the Company or such Company Subsidiary during the five months ended November 30, 2021 which, on an annualized basis for the fiscal year ending June 30, 2022, would equal at least $3,000,000;

(ix) each Contract that is a settlement or similar agreement that imposes material obligations on the Company or any of the Company Subsidiaries after the date of this Agreement;

(x) each material Contract with (a) any of the ten largest customers of the Company and the Company Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and the Company Subsidiaries during the five months ended November 30, 2021) or (b) any of the ten largest suppliers of the Company and the Company Subsidiaries (determined on the basis of aggregate purchases made by the Company and the Company Subsidiaries during the five months ended November 30, 2021);

(xi) each Contract under which the Company or any Company Subsidiary (A) licenses or sublicenses or otherwise receives rights to any material Intellectual Property Rights from any third party (other than licenses or sublicenses of generally commercially available off-the-shelf software programs or services (including software-as-a-service) used solely for internal use for a replacement cost of no more than $100,000 per year, licenses or sublicenses of generally commercially available off-the-shelf software programs or services (including software as a service) bundled, resold or otherwise distributed by the Company or any Company Subsidiary on a non-exclusive basis in the ordinary course of business for which royalties or other fees of no more than

$1,000,000 are paid to a third party by the Company or any Company Subsidiary per year, permitted use right to confidential information in a nondisclosure agreement entered into in the ordinary course of business, licenses for open source software, non-exclusive licenses granted by employees to the Company or any Company Subsidiary in the ordinary course of business on a form of agreement with the Intellectual Property-related terms that are the same in all material respects as such terms in the Company’s form agreement, and Incidental Licenses) (B) licenses or sublicenses or otherwise grants rights to any material Intellectual Property Rights to a third party (other than non-exclusive licenses or sublicenses to customers and resellers (including white label solutions) in the ordinary course of business consistent with past practice, permitted use right to confidential information (other than source code) in a nondisclosure agreement entered into in the ordinary course of business, non-exclusive licenses granted to contractors by the Company or any Company Subsidiary in the ordinary course of business solely for the provision of services for the Company, and Incidental Licenses), and (C) other Contracts affecting the Company’s or any Company Subsidiary’s ability to own, enforce, or license, or providing for the development, acquisition, or divestiture of, any material Intellectual Property Rights; and

(xii) each Government Contract that is in performance or otherwise has not been the subject of a formal settlement or termination and which involved aggregate revenue to the Company or such Company Subsidiary during the five months ended November 30, 2021 which, on an annualized basis for the fiscal year ending June 30, 2022, would equal at least $1,000,000.

Each Contract described in this Section 4.14(b) and each Filed Company Contract, in each case, is referred to herein as a “Material Contract.”

(c) Except for matters which, individually or in the aggregate, would not have a Company Material Adverse Effect, (i) each Material Contract is in full force and effect and a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, and (ii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, except, in the case of clause (i), with respect to any Material Contract which expires by its terms (as in effect as of the date hereof). Neither the Company nor any of the Company Subsidiaries has received any written notice regarding any actual or alleged material violation or breach of or material default under, or intention to cancel or materially modify to the detriment of the Company or the Company Subsidiaries, any Material Contract.

Section 4.15 Properties.

(a) Section 4.15(a) of the Company Disclosure Letter contains, as of the date of this Agreement, a true and complete list of all real property and interests in real property owned in fee simple by the Company or any of the Company Subsidiaries. Except as had not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and the Company Subsidiaries have good, valid and marketable title, in fee or valid leasehold, easement or other rights, in each case, free and clear of all liens other than Permitted Liens, to the land, buildings, structures and other improvements thereon and fixtures thereto necessary to permit the Company and the Company Subsidiaries to conduct their business as currently conducted. With respect to the real property owned in fee simple by the Company or any of the Company Subsidiaries, the Company or Subsidiary has not leased or otherwise granted to any Person the right to use or occupy real property or any material portion thereof and other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such owned real property or any portion thereof or interest therein.

(b) Section 4.15(b) of the Company Disclosure Letter contains, as of the date of this Agreement, a true and complete list of all real property that is leased, subleased, sub-subleased, or licensed to, or otherwise occupied by, the Company and the Company Subsidiaries, as applicable, and sets forth a list of any and all material leases, subleases, sub-subleases, licenses and purchase options to which the Company or any Company Subsidiary is a party with respect thereto (collectively, the “Real Estate Leases”). True and complete copies of all Real Estate Leases (including all modifications, amendments, guaranties, supplements and side letters thereto) have been made available to Parent.

(c) With respect to each Real Estate Lease (i) such Real Estate Lease is in full force and effect and a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity; (ii) such Real Estate Lease has not been amended or modified in any material respect except as reflected in the modifications, amendments, supplements and side letters thereto made available to Parent; (iii) except with respect to any Permitted Liens granted under the terms of any of the Real Estate Leases such Real Estate Lease, has not been assigned in any manner by the Company or any of the applicable Company Subsidiaries, other than, in each case, any matters that, individually or in the aggregate, would not have, a Company Material Adverse Effect; (iv) the Company or Company Subsidiary’s possession and quiet enjoyment of the leased real property under such Real Estate Lease has not been disturbed, and to the Knowledge of the Company, there are no defaults with respect to such Real Estate Lease, real property or any material portion thereof; and (v) the Company or Company Subsidiary has not subleased, licensed or otherwise granted any Person the right to use or occupy such leased property or any material portion thereof.

(d) Neither the Company nor any of the Company Subsidiaries has received a notice of default under any Real Estate Lease during the last six (6) months which remains uncured.

Section 4.16 Intellectual Property Rights.

(a) Section 4.16(a) of the Company Disclosure Letter sets forth a true and complete (in all material respects) list, as of the date hereof, of all registrations and applications for registration for Patents, Trademarks, Copyrights, and domain names owned by the Company and the Company Subsidiaries (together with all other Intellectual Property Rights owned or purported to be owned by the Company or any Company Subsidiary, the “Owned Intellectual Property Rights”). Each such material registration and application is, as of the date hereof, subsisting and, to the Knowledge of the Company, valid and enforceable.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company or a Company Subsidiary owns, is licensed or otherwise has the right to use all Intellectual Property Rights used in or necessary for the conduct of the business of the Company and the Company Subsidiaries; provided, however, that the foregoing representation and warranty shall not constitute a representation or warranty with respect to any actual or alleged infringement, misappropriation, or other violation of third-party Intellectual Property Rights. The Company or a Company Subsidiary is the exclusive owner of all Owned Intellectual Property Rights, in each case free and clear of all Liens other than Permitted Liens, except where the lack of such ownership, individually or in the aggregate, would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received, in the past three (3) years preceding the date hereof, any written charge, complaint, claim, demand or notice challenging the validity or enforceability of any Intellectual Property Rights of the Company or any Company Subsidiary.

(c) To the Knowledge of the Company, the operation of the business of the Company and the Company Subsidiaries as presently conducted does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property Rights of third parties, and, in the three (3) years prior to the date hereof, there has been no suit, action or other proceeding pending or, to the Knowledge of the Company, threatened (including cease and desist letters and offers to take a license) in writing that alleged that the use of Intellectual Property Rights by the Company or the Company Subsidiaries, or the operation of their businesses, infringes, misappropriates or otherwise violates any Intellectual Property Rights of third parties that, in each case, individually or in the aggregate, would have a Company Material Adverse Effect.

(d) To the Knowledge of the Company, the Owned Intellectual Property Rights are not being infringed, misappropriated or otherwise violated by any Person, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, and no claims alleging the same are pending or threatened in writing against any Person by the Company or any Company Subsidiary.

(e) To the Knowledge of the Company, neither the Company nor any Company Subsidiaries incorporate any “open source” software into software owned by the Company or any Company Subsidiary or otherwise use any such “open source software” in a manner that, based on such use or the conduct of the business of the Company and the Company Subsidiaries as currently conducted, requires source code of such proprietary software to be disclosed, licensed, distributed, or dedicated to the public, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(f) No source code owned by the Company or any Company Subsidiary has been disclosed, licensed, or distributed, or has been agreed to be disclosed, licensed, or distributed, to any Person, including any escrow agent (other than to employees and independent contractors engaged to assist in the development or maintenance of such software who have executed written confidentiality agreements), except as would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company and Company Subsidiaries have taken commercially reasonable steps to protect all material source code and trade secrets constituting Owned Intellectual Property Rights. No trade secrets owned by the Company or any Company Subsidiary have been disclosed or authorized to be disclosed to any Person, other than in the ordinary course of business pursuant to a written confidentiality and non-disclosure Contract, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. Each Person that has had or currently has access to any of the Company’s or any Company Subsidiary’s confidential or sensitive information, trade secrets, or source code is subject to a written Contract regarding the confidentiality and non-disclosure thereof by such Person, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(g) The Company and the Company Subsidiaries are in compliance with all applicable Laws relating to privacy, data protection, and the collection and use of Personal Information collected, used, or held for use by the Company and the Company Subsidiaries and all other Data Security Requirements, except where the failure to be in compliance would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries have not experienced a Security Incident in the past three (3) years preceding the date hereof, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received, in the past three (3) years preceding the date hereof, any written charge, complaint, claim, demand or notice relating to any violation of any Data Security Requirement or actual or suspected Security Incident, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(h) The Company Systems are sufficient for and operate and perform in a manner that permits the Company and each Company Subsidiary to conduct the business of the Company and the Company Subsidiaries as currently conducted, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries have taken commercially reasonable actions, consistent with industry standards, to protect the confidentiality, integrity and security of the Company Systems and all data and Personal Information stored or processed therein or thereby, against unauthorized use, access, interruption, modification, and infection by malicious code or corruption, and no such unauthorized use, access, interruption, modification, infection or corruption has occurred, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.17 Labor Matters.

(a) None of the Company or the Company Subsidiaries is party to or bound by any collective bargaining agreement or other Contract with any labor union, labor organization, or works council (“Collective Bargaining Agreement”), except for labor-related agreements, arrangements or understandings applicable to multiple employers on the national and/or sector level outside of the United States. With respect to employees of the Company or any Company Subsidiary: (a) there are no labor-related strikes, walkouts, or other labor material disputes pending or, to the Company’s Knowledge, threatened; and (b) to the Knowledge of the Company, no labor union or group of employees has in the past five years engaged in any organizing activity made a presently pending written demand for recognition or certification and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.

(b) To the Knowledge of the Company as of the date of this Agreement, no current employee of the Company or any Company Subsidiary whose total annual base salary and wages exceeds $300,000, intends to terminate his or her employment with the Company or such Company Subsidiary in the next twelve (12) months.

(c) To the Knowledge of the Company, in the last three (3) years, no allegations of sexual harassment or sexual misconduct have been made against (i) any current or former officer or director of the Company or any Company Subsidiary or (ii) any current or former employee of the Company or any Company Subsidiary at the level of vice president or above, and no settlement or release agreement has been executed by the Company or any such Subsidiary in connection therewith.

Section 4.18 Anti-Takeover Provisions.

(a) Assuming the accuracy of the representation contained in Section 3.10, no further action is required by the Company Board or any committee thereof or the shareholders of the Company to render inapplicable the restrictions on “business combinations” with an “interested shareholder” (each as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL, as it relates to the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.

(b) There is no other state anti-takeover statute or similar Law, any takeover-related provision in the Company Charter or the Company Bylaws, or any stockholder rights plan or similar agreement applicable to Parent, this Agreement or the Merger that would prohibit or restrict the ability of the Company to enter into this Agreement or its ability to consummate the Merger in accordance with the terms herein.

Section 4.19 Insurance. The Company and the Company Subsidiaries maintain insurance policies in such amounts and against such risks as the management of the Company and the Company Subsidiaries has determined to be prudent in accordance with industry practices or as required by applicable Law. The Company and the Company Subsidiaries have paid, or caused to be paid, all premiums due under such policies and have not received written notice that they are in default with respect to any obligations under such policies other than as would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice of cancellation or termination with respect to any existing insurance policy that is held by, or for the benefit of, the Company or any Company Subsidiary, other than as would not have a Company Material Adverse Effect.

Section 4.20 Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Deutsche Bank Securities Inc. (the “Company Financial Advisor”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Affiliates.

Section 4.21 Opinion of Company Financial Advisor. The Company has received and, promptly after the date of this Agreement, has provided to Parent (for reference purposes only) the written opinion of the Company Financial Advisor, to the effect that, as of the date of this Agreement and subject to the limitations, qualifications, conditions and assumptions set forth in such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

Section 4.22 International Trade and Anti-Corruption.

(a) Neither the Company nor any Company Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any of their respective agents or representatives, has in the last five (5) years: (i) made or accepted any unlawful payment or given, received, offered, promised, or authorized, or agreed to give or receive, any money, advantage or thing of value, directly or indirectly, to or from any employee or official of any Governmental Entity or any other Person in violation of any applicable Laws relating to the prevention of corruption, bribery, or anti-money laundering, including the Foreign Corrupt Practices Act of 1977, as amended (collectively, “Anti-Corruption Laws”); or (ii) otherwise been in violation of any Anti-Corruption Laws.

(b) Neither the Company, nor any Company Subsidiaries, nor any of their respective officers, directors, or employees, nor to the Knowledge of the Company, any of their respective agents or representatives in the last five (5) years (i) has been or has been engaging in any dealings with or for the benefit of any Person that has been (x) the subject or target of sanctions or export-related restrictions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, or any other equivalent U.S. or non-U.S. Governmental Entity (collectively, “Sanctions”), or (y) located, organized, or resident in or a national of any country or territory subject to, or the government of which is subject to, Sanctions, including Cuba, Iran, North Korea, Sudan, Syria, Venezuela or the Crimea region of Ukraine; or (z) in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by any Person(s) described in (x) or (y); or (ii) has been in violation of applicable Sanctions, or Laws or orders relating to export, reexport, transfer, and import controls, and antiboycott requirements, including, those administered by the U.S. Department of Commerce, OFAC, and the U.S. Customs and Border Protection (collectively, “Trade Controls”).

(c) Neither the Company nor any Company Subsidiaries have received from any Governmental Entity or any Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Entity; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing in each case, related to Trade Controls or Anti-Corruption Laws. The Company and the Company

Subsidiaries have implemented, maintain in effect, and enforce written policies, procedures and internal controls, including an internal accounting controls system and appropriate customer identification procedures that have not been deemed ineffective by any Governmental Entity and that meet the requirements of any applicable Laws relating to anti-money laundering, that are reasonably designed to prevent, deter and detect violations of Trade Controls and Anti-Corruption Laws.

Section 4.23 Related Party Transactions. Since January 1, 2019, no event has occurred and no relationship exists that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 4.24 Government Contracts. The Company and the Company Subsidiaries have not (a) breached or violated any applicable Law, certification, representation, clause, provision or requirement pertaining to any Government Contract; (b) been suspended or debarred from bidding on government contracts by a Governmental Entity; (c) been audited or investigated by any Governmental Entity with respect to any Government Contract; (d) conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (e) had any Government Contract terminated by any Governmental Entity or any other Person for default or failure to perform; or (f) granted the government unlimited rights or government purpose rights in any data including any software developed by the Company or any Company Subsidiary, in each case (a)-(f), which would have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.25 Indebtedness. Section 4.25 of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and the Company Subsidiaries as of the date of this Agreement, other than Indebtedness reflected on the face of the Company SEC Documents and Indebtedness of less than $1,000,000.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01 Conduct of Business by the Company. Except (i) as set forth in the Company Disclosure Letter; (ii) as expressly permitted, contemplated or required by this Agreement; (iii) as required in order to not be in violation of any applicable Law; or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) from the date of this Agreement to the earlier of the Effective Time and the valid termination of this Agreement in accordance with Section 8.01, (A) the Company shall, and shall cause each Company Subsidiary to (x) conduct the business of the Company and each Company Subsidiary in the ordinary course of business consistent with past practice in all material respects (except that during any period of full or partial suspension of operations related to the worsening of the COVID-19 pandemic, the Company and the Company Subsidiaries may, in connection with the worsening of the COVID-19 pandemic, take such actions as are reasonably necessary to protect the health and safety of their employees and other individuals having business dealings with the Company or its Subsidiaries or respond to third-party supply or service disruptions caused by the COVID-19 pandemic in a commercially reasonable manner, provided that unless doing so is impracticable due to emergency or urgent circumstances, the Company shall provide reasonable advance notice to and reasonably consult with Parent prior to taking any action that would be otherwise prohibited or restricted by this Section 5.01) and (y) use commercially reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with material customers, suppliers, landlords and other Persons having material business relationships with the Company or any Company Subsidiary and (B) the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions solely between or among the Company and the wholly-owned Company Subsidiaries or between or among wholly-owned Company Subsidiaries; (ii) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as permitted by Section 5.01(b); or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any such capital stock, securities or interests, except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (A) the payment of the exercise price of Company Stock Options by the holders thereof through remittance of Company Common Stock to the Company (including in connection with “net exercises”), (B) required tax withholding in connection with the exercise, vesting and settlement of Company Stock Awards pursuant to the Company Stock Plans, (C) forfeitures of Company Stock Awards in accordance with the terms of the applicable Company Stock Plan and award agreements thereunder, or (D) transactions solely between or among the Company and the wholly-owned Company Subsidiaries or between or among wholly-owned Company Subsidiaries;

(b) issue, deliver, sell, grant, pledge or otherwise subject to any Lien (other than Liens imposed by applicable securities Laws): (i) any shares of capital stock or other equity interests or voting securities of the Company or any Company Subsidiary other than (A) the issuance of Company Common Stock upon the exercise, vesting or settlement of Company Stock Awards pursuant to the Company Stock Plans, in each case outstanding as of immediately prior to the date of this Agreement and in accordance with their terms in effect at such time or (B) transactions solely between or among the Company and the wholly-owned Company Subsidiaries or between or among wholly-owned Company Subsidiaries; (ii) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; (iii) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; (iv) any rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any class of Company Capital Stock or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary; or (v) any Company Voting Debt;

(c) (i) amend the Company Charter or the Company Bylaws; or (ii) amend charter or organizational documents of any Company Subsidiary, except, in the case of each of the foregoing clauses (i) and (ii), as may be required by Law or the rules and regulations of NASDAQ;

(d) make or adopt any material change in its accounting methods, principles or practices, except as may be required by a change in GAAP or Law;

(e) directly or indirectly acquire, dispose of, sell, assign or abandon or agree to acquire, dispose of, sell, assign or abandon in any transaction any material equity interest in or material business or assets of any Person or material division thereof, except acquisitions or dispositions with respect to transactions solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries or with respect to dispositions constituting Permitted Liens under clause (x) of the definition thereof;

(f) except in relation to Liens to secure Indebtedness for borrowed money permitted to be incurred or, in the case of any commitments with respect thereto, established, under Section 5.01(g), sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise subject to any Lien (other than Permitted Liens), or otherwise dispose of any material properties or assets or any material interests therein other than: (i) in the ordinary course of business consistent with past practice; (ii) pursuant to Contracts in existence on the date of this Agreement that have been disclosed or made available to Parent; or (iii) with respect to transactions between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries;

(g) incur any Indebtedness other than (i) any Indebtedness described in clause (iv), (vi) or (vii) of the definition of Indebtedness incurred in the ordinary course of business, (ii) Indebtedness incurred under the Company Credit Agreement of less than $5,000,000 individually or in the aggregate or (iii) Indebtedness solely between or among the Company and the wholly-owned Company Subsidiaries or between or among wholly-owned Company Subsidiaries;

(h) except as provided in this Agreement or required pursuant to the terms of any Company Benefit Plan in effect on the date of this Agreement and made available to Parent, (i) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any material Company Benefit Plan; (ii) increase the compensation of any director, officer, employee or individual consultant of the Company or any Company Subsidiary whose total annual base salary and wages exceeds $300,000 (or, in the case of any such person whose total annual base salary and wages does not exceed such amount, grant any such increase unless done in the ordinary course of business); (iii) grant to any director, officer, employee or individual consultant of the Company or any Company Subsidiary any new or increased change in control, retention, deal or stay bonus, severance or termination pay, or materially amend or modify any such arrangement; (iv) enter into, terminate or materially amend any employment agreement, offer letter, consulting agreement or arrangement with any director, officer, employee or individual consultant of the Company or any Company Subsidiary (other than entering into offer letters or consulting agreements with newly-hired or promoted non-officer employees or consultants with total annual base salary and wages equal to or less than $300,000 in the ordinary course of business); or (v) terminate any director, officer, employee or individual consultant of the Company or any of its Subsidiaries with total annual base salary and wages in excess of $300,000, other than terminations for cause;

(i) negotiate, modify, extend, or enter into any Collective Bargaining Agreement or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or any Company Subsidiary other than, in the case of either clause (i) or (ii), as required by the terms of an existing Collective Bargaining Agreement set forth on Section 4.14(b)(v) of the Company Disclosure Letter;

(j) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that trigger the WARN Act;

(k) except as permitted by Section 2.03(b) or Section 6.05, settle or compromise any litigation, or release, dismiss or otherwise dispose of any claim, liability, obligation or arbitration, other than settlements or compromises of litigation or releases, dismissals or dispositions of claims, liabilities, obligations or arbitrations that involve the payment of monetary damages in an amount not in excess of $1,000,000 individually, and, in any event, $5,000,000 in the aggregate, by the Company or any Company Subsidiary and do not involve any injunctive or other material non-monetary relief or impose material restrictions on the business or operations of the Company and the Company Subsidiaries, taken as whole;

(l) (i) sell, assign, transfer, abandon, let lapse, encumber, convey title (in whole or in part), exclusively license or sublicense, otherwise dispose of, or grant any right or other licenses to any material Intellectual Property Rights owned by or exclusively licensed to the Company or any Company Subsidiary, other than non-exclusive licenses or sublicenses granted to customers in the ordinary course of business, (ii) disclose any material trade secret (except pursuant to a written confidentiality agreement in the ordinary course of business with reasonable protections of, and preserving all rights of, the Company and the Company Subsidiaries), or (iii) disclose, distribute, or license (or agree to disclose, distribute, or license) any source code;

(m) make any adverse change to the operation or security of any Company System or Company’s or any Company Subsidiaries’ policies or procedures with respect to Personal Information or confidential or other sensitive information (including customer data), in any material respect, except in the ordinary course of business as required to comply with applicable Law;

(n) (i) make, change or revoke any election with respect to Taxes, (ii) file any amended Tax Return, (iii) settle or compromise any material Tax liability or any audit or proceeding relating to material Taxes, (iv) enter into any closing agreement with respect to any Tax, (v) surrender any right to claim a material Tax refund, (vi) adopt or change any annual Tax accounting period or method of Tax accounting, (vii) request or consent any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than automatic extensions granted in the ordinary course of business in connection with filing Tax Returns), (viii) fail to pay any material Tax that becomes due and payable (including estimated tax payments), (ix) incur any material liability for Taxes (other than in the ordinary course of business), or (x) request any ruling or similar guidance from any Governmental Entity in respect of Taxes;

(o) lend money to any Person (other than advances to Company employees in the ordinary course of business);

(p) other than in the ordinary course of business, amend or terminate (other than expiration in accordance with its terms), or waive any material right, remedy or default under any Material Contract;

(q) enter into any Contract that would explicitly impose any material restriction on the right or ability of the Company or any Company Subsidiary: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to perform services for or sell products to any other Person; (D) to transact business with any other Person; (E) to exploit any Owned Intellectual Property Rights; or (F) to operate at any location in the world; or

(r) enter into any binding commitment to take any of the foregoing actions.

Section 5.02 Conduct of Business by Parent. Except as expressly permitted, contemplated or required by this Agreement, as required by applicable Law or with the prior written consent of the Company, from the date of this Agreement to the Effective Time, each of Parent and Merger Sub shall, and shall cause their respective Affiliates to, not take any actions or omit to take any actions that would or would be reasonably expected to impair, interfere with, hinder, delay, or prevent the ability of Parent, the Company or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement; provided that this Section 5.02 shall not govern obligations with respect to Governmental Approvals, which are governed by Section 6.03.

Section 5.03 No Control. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or any Company Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company, Parent and Merger Sub shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.04 No Solicitation by the Company; Company Board Recommendation.

(a) Subject to the final sentence of this Section 5.04(a), and subject to the terms of Section 5.04(b), from the time this Agreement is executed until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, and shall not instruct, authorize or knowingly permit any of their respective Representatives to, directly or indirectly, (A) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (an “Inquiry”); (B) furnish to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) any information relating to the Company or any Company Subsidiary or afford to any Person access to the business, properties, assets, books, records or other information, or to any personnel, of the Company or any Company Subsidiary, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any Inquiries; (C) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (or Inquiries or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal); or (D) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Subject to the following sentence of this Section 5.04(a), and subject to the terms of Section 5.04(b), immediately following the execution of this Agreement the Company shall immediately cease, and shall cause each of its Subsidiaries and its and its Subsidiaries’ respective Representatives to immediately cease, (x) any solicitations, discussions, communications or negotiations with any Person (other than Parent, Merger Sub and their respective Representatives) in connection with or which could reasonably lead to an Acquisition Proposal by such Person, and (y) all access of any Person (other than Parent, Merger Sub and their respective Representatives) to any electronic data room maintained by the Company with respect to the transactions contemplated hereby. From the time that this Agreement is executed until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) if, and only if, the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so (i) would prohibit the counterparty from making an unsolicited Acquisition Proposal to the Company Board in compliance with this Section 5.04 and (ii) would be inconsistent with its fiduciary duties under applicable Law.

(b) Notwithstanding anything to the contrary in this Agreement, at any time following the execution of this Agreement and prior to the time of the Company’s receipt of the Company Shareholder Approval, if the Company receives an unsolicited written Acquisition Proposal that was not the result of a material breach of Section 5.04(a) and the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) that such unsolicited Acquisition Proposal either constitutes a

Superior Proposal or could reasonably be expected to lead to a Superior Proposal, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any Company Subsidiary to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any Company Subsidiary pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal if requested by such Person; provided that, subject to applicable Law, the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available (whether prior to or after the execution of this Agreement) to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such Person.

(c) Except as expressly permitted by Section 5.04(d) or Section 5.04(f), the Company Board shall not:

(i) (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Recommendation in a manner adverse to Parent in any material respect; (B) adopt, approve or recommend to the Company’s shareholders an Acquisition Proposal; (C) fail to include the Company Recommendation in the Proxy Statement; or (D) fail to publicly reaffirm the Company Recommendation within seven (7) Business Days after Parent so requests in writing (any action described in clauses (A) through (D), a “Company Board Recommendation Change”); provided, that, for the avoidance of doubt, none of (1) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal; (2) the public disclosure by the Company of such determination or the receipt of an Acquisition Proposal; or (3) the delivery by the Company of any notice contemplated by Section 5.04(d) will, in and of itself, constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any Company Subsidiary to enter into an Alternative Acquisition Agreement.

(d) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Shareholder Approval:

(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change (other than in response to an Acquisition Proposal) in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided, that the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:

(1) the Company has provided prior written notice to Parent at least four Business Days in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change, including a reasonably detailed description of the facts and circumstances relating thereto; and

(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such four-Business Day period, has negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Equity Commitment Letter in such a manner that would obviate the need to effect a Company Board Recommendation Change; or

(ii) if the Company has received a written Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) provided that the Company has complied in all material respects with its obligations pursuant to this Section 5.04 with respect to such Acquisition Proposal, cause the Company to terminate this Agreement pursuant to Section 8.01(d) in order to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) and (B) unless:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law;

(2) (i) the Company has provided prior written notice to Parent four Business Days in advance (it being understood that any material revision, amendment, update or supplement to the terms or conditions of such Superior Proposal shall be deemed to constitute a new Superior Proposal and shall require a new notice but with a two-Business Day (instead of four-Business Day) period from the date of such notice) (any such notice period, the “Notice Period”) to the effect that the Company Board (or a committee thereof) intends to take the actions described in clauses (A) or (B) of Section 5.04(d)(ii), including the identity of the Person or Group making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Equity Commitment Letter in such a manner that would obviate the need to effect a

Company Board Recommendation Change or termination; provided, that neither the Company, any of its Affiliates or any of their respective Representatives may disclose to any other Person the terms or other information with respect to any offer of, or negotiations with, Parent pursuant to this Section 5.04(d)(ii)(2) unless and until a definitive agreement with respect to such offer or negotiations is executed; and

(3) following any Notice Period, including any subsequent Notice Period, pursuant to the foregoing Section 5.04(d)(ii)(2), the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Equity Commitment Letter) shall have determined that the Acquisition Proposal continues to be a Superior Proposal, and in the case of a Company Board Recommendation Change, that the failure to effect such Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable Law.

(e) From the time this Agreement is executed until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall as promptly as reasonably practicable (and, in any event, within 48 hours) notify Parent if any Acquisition Proposal or any Inquiries are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal or Inquiries; (ii) the material terms and conditions of such offers or proposals; and (iii) if available, copies of any written materials relating thereto provided to the Company or its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and material change to the terms of any such Acquisition Proposal or inquiries, offers or proposals (including any material amendments thereto) and the status of any related substantive discussions or negotiations. The Company shall notify Parent that it has entered into an Acceptable Confidentiality Agreement with any Person within 24 hours after the execution thereof.

(f) Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from taking and disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the Company’s shareholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication) or from making any legally required disclosure to the Company’s shareholders pursuant to applicable securities Laws with regard to the transactions contemplated hereby or an Acquisition Proposal; provided that the foregoing shall in no way eliminate or modify the effect that such disclosure would otherwise have under this Agreement.

(g) The Company agrees that any material breach of this Section 5.04 by any of its Representatives (acting as such) will be deemed to be a breach of this Agreement by the Company.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 Preparation of the Proxy Statement; Company Shareholders Meeting.

(a) As reasonably promptly as practicable following the date of this Agreement (and in any event no later than 20 Business Days thereafter), the Company shall prepare and cause to be filed with the SEC a proxy statement to be sent to the Company’s shareholders relating to the Company Shareholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Parent shall furnish all information concerning Parent and its Affiliates to the Company, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall reasonably promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, related to the Proxy Statement. The Company shall use its reasonable best efforts to respond as reasonably promptly as practicable to any comments from the SEC with respect to the Proxy Statement, and Parent will cooperate in connection therewith. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (including any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on the Proxy Statement or response (including the proposed final version of the Proxy Statement or response) and (ii) shall consider in good faith all comments reasonably proposed by Parent.

(b) If prior to the Effective Time any change occurs with respect to information supplied by Parent for inclusion in the Proxy Statement which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall reasonably promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement, and as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 6.01(b) shall limit the obligations of any party under Section 6.01(a).

(c) If prior to the Effective Time any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall reasonably promptly notify Parent of such event, and the Company shall as reasonably promptly as practicable file any necessary amendment or supplement to the Proxy Statement with the SEC and, as required by Law, disseminate the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 6.01(c) shall limit the obligations of any party under Section 6.01(a).

(d) The Company shall, as reasonably promptly as practicable after the SEC Clearance Date, duly call, establish a record date for, give notice of, convene and hold the Company Shareholders Meeting for the purpose of (i) seeking the Company Shareholder Approval; and (ii) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to the Company’s shareholders for a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger. Without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the foregoing shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the holders of Company Common Stock at the Company Shareholders Meeting. In connection with the foregoing, the Company shall (i) file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be mailed to the Company’s shareholders as of the record date established for the Company Shareholders Meeting as promptly as practicable (and in any event within seven (7) Business Days) after the date on which the SEC confirms that it has no further comments on the Proxy Statement (the “SEC Clearance Date”); provided that if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the initial filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then such date shall be the “SEC Clearance Date”; and (ii) subject to Section 5.04, use commercially reasonable efforts to solicit the Company Shareholder Approval. The Company shall, through the Company Board, recommend to its shareholders that they give the Company Shareholder Approval (the “Company Recommendation”) and shall include such recommendation in the Proxy Statement, in each case, except to the extent that the Company Board shall have made a Company Board Recommendation Change as permitted by Section 5.04(d). Notwithstanding anything to the contrary in this Agreement, the Company may postpone or adjourn the Company Shareholders Meeting only (i) with the consent of Parent and Merger Sub, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Company Shareholders Meeting or following an order or request from the SEC or (iv) to allow additional solicitation of votes in order to obtain the Company Shareholder Approval; provided that the Company will not postpone or adjourn the Company Shareholders Meeting on more than two occasions without the prior written consent of Parent. Once the Company has established the record date for the Company Shareholders Meeting, the Company shall not change such record date or establish a different record date without the prior written consent of Parent, unless required to do so by applicable Law. In the event that the date of the Company Shareholders Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing, it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new record date for the Company Shareholders Meeting, as so adjourned, postponed or delayed, except as required by applicable Law. Unless this Agreement is validly terminated in accordance with Section 8.01, the Company shall submit this Agreement and the Merger to its shareholders at the Company Shareholders Meeting, even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.

Section 6.02 Access to Information; Confidentiality. Subject to applicable Law, the Company shall, and shall cause each Company Subsidiary to, afford to Parent and the Representatives of Parent reasonable access during normal business hours, upon reasonable advance notice, during the period prior to the Effective Time, to all their respective properties, books and records and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish reasonably promptly to Parent and its Representatives (A) all other information concerning its business, properties and personnel as Parent may reasonably request for any reasonable business purposes, including related to the consummation of the transactions contemplated by this Agreement (in each case, in a manner so as to not interfere in any material respect with the normal business operations of the Company or any Company Subsidiary) and (B) to the extent available for the period beginning after the date of this Agreement and ending at the Effective Time, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a copy of the monthly consolidated financial statements of the Company, including statements of financial condition, results of operations and statements of cash flow; provided, however, that the Company shall not be required to permit such access or make such disclosure, to the extent it determines, after consultation with outside counsel, that such disclosure or access would (a) violate the terms of any confidentiality agreement or other Contract with a third party (provided that the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure or implement appropriate procedures to enable the disclosure of such information); (b) result in the loss of any attorney-client privilege (provided that the Company shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege); or (c) violate any Law (provided that the Company shall use its commercially reasonable efforts to provide such access or make such disclosure in a manner that does not violate Law). Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure to Parent pursuant to this Section 6.02 to the extent such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement, dated as of November 11, 2021, between Thoma Bravo, L.P. and the Company (the “Confidentiality Agreement”).

Section 6.03 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of Parent and the Company shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to reasonably promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective as reasonably promptly as practicable after the date hereof and in any event no later than the End Date the transactions contemplated by this Agreement, including (i) preparing as reasonably promptly as practicable all necessary applications, notices, petitions, filings, ruling requests and other documents and to obtain as reasonably promptly as practicable all Consents necessary or advisable to be obtained from any Governmental Entity in order to consummate the transactions contemplated by this Agreement (collectively, the “Governmental Approvals”) and (ii) as reasonably promptly as practicable taking all steps as may be necessary to obtain all such Governmental Approvals, provided that nothing in this Agreement shall require Parent to agree to invest any additional capital in the Company or any of its Affiliates prior to the Closing or otherwise take any action or commit to take any action or agree to any condition or restriction that would reasonably be expected to have a material adverse effect on the business, assets, liabilities or operations of Parent or its Affiliates, taken as a whole. In furtherance and not in limitation of the foregoing, each party hereto agrees to (A) make an appropriate and complete filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within ten (10) Business Days following the date of this Agreement, (B) make all other required filings pursuant to other Regulatory Laws with respect to the transactions contemplated hereby as reasonably promptly as practicable, and (C) not extend any waiting period under the HSR Act including by withdrawing and refiling its Notification and Report Form, or enter into any agreement with the Federal Trade Commission (the “FTC”) or the United States Department of Justice (the “DOJ”) or any other Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Each of Parent and the Company shall make an appropriate response as reasonably promptly as practicable to any request for any additional information or documentation pursuant to the HSR Act or any other Regulatory Law and use its reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Regulatory Law as soon reasonably practicable and in any event no later than the End Date. Parent shall be responsible for all filing fees associated with the HSR Act filings and any other similar filings required in any other jurisdictions.

(b) Each of Parent and the Company shall (and shall cause their respective Affiliates), in connection with the actions referenced in Section 6.03(a) to obtain all Governmental Approvals under the HSR Act or any other Regulatory Laws, (i) cooperate in all respects with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) subject to any duty of confidentiality which either party may owe to any Governmental Entity or any duty of privacy to any individual, keep the other party and/or its counsel informed of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other U.S. or other Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; (iii) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other Governmental Entity or other person, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other party and/or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Entity (with the exception of any initial filing pursuant to the HSR Act); provided that (A) materials may be redacted (i) for privilege or (ii) to remove references concerning the valuation of the businesses of the Company and the Company Subsidiaries; and (B) nothing in this Section 6.03(b) shall require Parent to share any materials to be provided to the Financial Conduct Authority (“FCA”) in connection with obtaining Governmental Approvals or to consult with the Company in connection with any communications with the FCA. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 6.03(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel.

Section 6.04 Indemnification, Exculpation and Insurance.

(a) For a period of six (6) years from the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries as provided in their respective governing or organizational documents and any indemnification or other similar agreements of the Company or any of the Company Subsidiaries set forth on Section 6.04 of the Company Disclosure Letter, in each case as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms, for a period of no less than six (6) years from and after the Effective Time, and Parent shall cause each of the Company and the Company Subsidiaries to perform its obligations thereunder. Without limiting the foregoing, from and after the Effective Time and ending on the date that is the sixth anniversary of the Closing Date, Parent shall cause the Surviving Corporation to, and the Surviving Corporation agrees that it will, indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of the Company Subsidiaries or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company or any of the Company Subsidiaries as a director or officer of another Person (the “Company Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (“Losses”), incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including this Agreement and the transactions and actions contemplated hereby), arising out of or pertaining to the fact that the Company Indemnified Party is or was a director or officer of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under governing or organizational documents and any indemnification or other similar agreements of the Company or any of the Company Subsidiaries set forth on Section 6.04 of the Company Disclosure Letter. In the event of any such claim, action, suit or proceeding, (x) each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from the Surviving Corporation in accordance with the organizational documents of the Surviving Corporation as in effect on the date of this Agreement; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Surviving Corporation’s certificate of incorporation or bylaws (or comparable organizational documents), to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification and (y) the Surviving Corporation shall reasonably cooperate in the defense of any such matter.

(b) For a period of six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company or the Company Subsidiaries or provide substitute policies for the Company and the Company Subsidiaries and their current and former directors and officers who are currently covered by the directors’ and officers’ insurance coverage currently maintained by the Company or the Company Subsidiaries, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by the Company or the Company Subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance), except that in no event shall Parent or the Surviving Corporation be required to pay with respect to any annual policy period more than 350% of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.04(b) it shall obtain as much comparable insurance as possible within such six (6)-year period for a premium equal to the Maximum Amount. In lieu of such insurance, prior to the Closing Date the Company may, at its option, purchase a “tail” directors’ and officers’ liability insurance policy for the Company and the Company Subsidiaries and the insured persons who are currently covered by the directors’ and officers’ liability insurance coverage currently maintained by the Company or the Company Subsidiaries, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by the Company or the Company Subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time; provided that in no event shall the cost of any such tail policy exceed the Maximum Amount. Parent and the Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.04.

(d) The provisions of this Section 6.04 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each Company Indemnified Party, his or her heirs and representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by contract or otherwise.

Section 6.05 Transaction Litigation. The Company shall keep Parent reasonably and promptly informed, but only to the extent that doing so would not, in the reasonable judgement of the Company’s legal counsel, jeopardize attorney-client privilege regarding any suit, action or other proceeding commenced or, to the Knowledge of the Company, threatened against the Company or its current or former directors or officers by any shareholder of the Company relating to, arising out of or involving this Agreement, the Merger or any of the other transactions contemplated hereby (“Transaction Litigation”). The Company shall (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation and (b) consult with Parent with respect to the defense and settlement of any

Transaction Litigation and shall not compromise or settle any such Transaction Litigation unless Parent shall have consented thereto (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Section 6.05, any suit, action or other proceeding relating to Dissenting Shares shall be governed by Section 2.03.

Section 6.06 Section 16 Matters. Prior to the Effective Time, the Company shall take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of the Company (including any derivative securities and Company Stock Awards) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.07 Public Announcements. Except with respect to any Company Board Recommendation Change or announcement made with respect to any Acquisition Proposal, Superior Proposal or related matters in accordance with the terms of this Agreement, or any dispute between the parties regarding this Agreement or the transactions contemplated hereby, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any rule of or listing agreement with any national securities exchange or national securities quotation system (in which case the disclosing party shall use its reasonable best efforts to consult with the other party prior to such disclosure). The Company and Parent agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Nothing in this Section 6.07 shall limit the ability of (i) any party hereto to make internal announcements to their respective employees that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement or (ii) Parent to make disclosures or communications to existing or prospective general or limited partners, equity holders, members, managers and investors of Parent or its Affiliates; provided that such Persons are subject to customary confidentiality restrictions.

Section 6.08 Employment and Company Benefits.

(a) During the one (1)-year period immediately following the Closing Date or, if earlier, the date of the Company Employee’s termination employment, Parent shall cause the Surviving Corporation or one of its Affiliates to provide to each Company Employee (i) at least the same aggregate base salary and target annual cash bonus opportunity provided to such Company Employee immediately prior to the Closing Date and (ii) other compensation and employee benefits (other than the opportunity to participate in equity-based incentive compensation or other cash- or equity-based long-term incentive compensation opportunities, defined benefit pension, retiree or post-employment welfare or nonqualified deferred compensation) that, are substantially similar in the aggregate to such compensation and benefits provided to such employee immediately prior to the Closing Date. “Company Employee” means any employee of the Company or the Company Subsidiaries who is employed at the Closing Date and who remains employed with the Surviving Corporation or any other Affiliate of Parent immediately following the Closing.

(b) Parent shall cause the Surviving Corporation or one of its Affiliates to provide each Company Employee who incurs a termination of employment during the one (1)-year period immediately following the Closing Date with severance benefits that are no less favorable than the severance benefits to which such employee would have been entitled with respect to such termination under the applicable Company Benefit Plan listed on Section 6.08(b) of the Company Disclosure Letter that is designated as a severance policy of the Company and the Company Subsidiaries as in effect immediately prior to the date of this Agreement

(c) Parent shall cause the Surviving Corporation or one of its Affiliates to give Company Employees credit for such Company Employees’ service with the Company for purposes of eligibility and determination of the level of benefits vacation and severance benefits, but not for purposes of benefit accruals under defined benefit pension plans, under the corresponding benefit plans maintained by Parent or the Surviving Corporation in which a Company Employee participates to the same extent and for the same purpose as recognized by the Company under the applicable Company Benefit Plan immediately prior to the Closing Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service (including, for the avoidance of doubt, pursuant to Section 6.08(b)).

(d) Parent shall cause the Surviving Corporation to use commercially reasonable efforts to (i) waive any preexisting condition limitations otherwise applicable to Company Employees and their eligible dependents under any plan of Parent or any of its Affiliates that provides health benefits in which Company Employees participate following the Closing, other than any limitations that were in effect with respect to such employees as of the Closing Date under the analogous Company Benefit Plan; (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Company Employees and their eligible dependents and credited under the health plans in which they participated immediately prior to the Closing Date during the portion of the calendar year prior to the Closing Date in satisfying any deductibles, co-payments or out-of-pocket maximums under the corresponding health plans of Parent or any of its Affiliates in which they are eligible to participate after the Closing Date in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred; and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Company Employee and his or her eligible dependents on or after the Closing Date, in each case to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Benefit Plan prior to the Closing Date.

(e) No provision of this Agreement shall (i) create any right in any Company Employee or any other employee of the Company, Parent, Surviving Corporation, or any of their respective Affiliates to continued employment by Parent, the Company or the Surviving Corporation or any of their respective Affiliates, or preclude the ability of Parent, the Company or the Surviving Corporation or any of their respective Affiliates to terminate the employment of any employee for any reason; (ii) require Parent, the Company or the Surviving Corporation or any of their respective Affiliates to continue any Company Benefit Plans or prevent the amendment, modification or termination thereof after the Closing Date; (iii) confer upon any Company Employee any rights or remedies under or by reason of this Agreement; or (iv) be treated as an amendment to any Company Benefit Plan or any other benefit or compensation plan of Parent, the Company, the Surviving Corporation or any of their respective Affiliates.

Section 6.09 Merger Sub; Parent Subsidiaries. Parent shall cause each of Merger Sub and any other applicable Subsidiary of Parent to comply with and perform all of its obligations under or relating to this Agreement, including in the case of Merger Sub to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 6.10 Financing Cooperation.

(a) Prior to the earlier of the Closing and the termination of this Agreement, the Company shall and shall cause the applicable Company Subsidiaries to, at Parent’s sole cost and expense, use commercially reasonable efforts to cause the appropriate officers and employees of the Company and the applicable Company Subsidiaries to provide such cooperation as is necessary, customary and reasonably requested by Parent solely in connection with Parent’s efforts to obtain the Debt Financing, if any (provided that (x) none of the Company, the Company Subsidiaries or any of their respective officers or employees shall be obligated to cooperate with a “high-yield” bond financing, and (y) such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or the Company Subsidiaries). Such cooperation by the Company and the Company Subsidiaries may include, at the reasonable request of Parent, (i) causing appropriate senior officers to participate in a reasonable number of meetings and due diligence sessions with providers or potential providers of the Debt Financing (which shall be limited to teleconference or virtual meeting platforms) during normal business hours and at mutually agreed times upon reasonable advance notice, (ii) reasonably assisting Parent in the preparation of customary marketing materials required in connection with obtaining the Debt Financing, in each case, solely with respect to information relating to the Company (to the extent related to its business) and the Company Subsidiaries and customary for financings similar to the Debt Financing, (iii) provide reasonable and customary assistance to assist Parent in producing pro forma financial statements; provided, that it is understood that the Company and the Company Subsidiaries shall not be (A) responsible for preparing such pro forma financial information or (B) required to provide any information or assistance relating to (x) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates and fees and expenses related to such debt and equity capitalization, (y) any post-Closing or pro forma cost savings, synergies, capitalization ownership or other pro forma adjustments or (z) any information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company, (iv) providing reasonably promptly to Parent customary and readily available financial information with respect to the Company and the Company Subsidiaries prepared by the Company or the Company Subsidiaries in the ordinary course of business without undue burden or expense as is reasonably requested by Parent and is customarily required for completion of debt financings similar to the Debt Financing, (v) executing and delivering customary authorization letters (provided that such customary authorization letters, or the bank information memoranda in which such letters are included, shall include language that exculpates the Company, the Company Subsidiaries and their respective representatives and Affiliates from any liability in connection with the unauthorized use by the recipients thereof of the information set forth in any such bank information memoranda or similar memoranda or report distributed in connection therewith) and other reasonable and customary closing certificates (including a solvency certificate) and other definitive financing documentation required in connection with the Debt Financing, in each case (other than with respect to such authorization letters), subject to the occurrence of the Closing and limited, in the case of execution and delivery (other than with respect to such authorization letters), solely to officers continuing with the Company and the Company Subsidiaries after the Closing, (vi) furnishing at least three (3) Business Days prior to the Closing information and documentation related to the Company and the Company Subsidiaries reasonably requested in writing by the financing sources providing the Debt Financing at least ten (10) Business Days prior to the Closing Date as may be required under applicable “know your customer” Laws and anti-money laundering rules and regulations, including the USA PATRIOT Act, (vii) reasonably and customarily assist in the preparation of, and executing and delivering at Closing (limited, in the case of execution and delivery, solely to officers continuing with the Surviving Corporation after the Closing), definitive agreements (including schedules thereto), including guarantee and collateral documents and instruments as may be reasonably requested by Parent, customary certificates (including perfection certificates) and other customary documents and instruments as may be reasonably requested by Parent in writing, in each case, as may be required in connection with the Debt Financing; provided, that the effectiveness of any documentation executed by the Company or any of the Company Subsidiaries shall be conditional and subject to the occurrence of the Closing and become effective no earlier than the Closing; (viii) reasonably and customarily facilitate the pledging of collateral of the Company and the Company Subsidiaries effective no earlier than the Closing and conditional and subject to the occurrence of the Closing, including the use of reasonable best efforts to provide to Parent original copies of all certificates representing the equity interests of the Company and the Company Subsidiaries required to be delivered in connection with the Debt Financing to the extent in the possession of the Company or the Company Subsidiaries, and (ix) delivering notices of prepayment for the repayment in full of the Company Credit Agreement Payoff Amount to the extent required under the terms of the Company Credit Agreement (which notices may be conditioned on the occurrence of the Closing) or obtain a waiver thereof in the Company Credit Agreement Payoff Letter. Notwithstanding anything in this Agreement to the contrary, none of the Company, the Company Subsidiaries or any officer, employee or representative of any of the foregoing, shall be required to (A) provide or prepare, and Parent shall be solely responsible for, the preparation of pro forma financial information, including pro forma costs savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financing information, (B) pay any commitment or other similar fee, (C) provide Regulation S-X compliant financial statements or any financial data other than specified in clause (iii) above, (D) approve any document or other matter related to the Debt Financing or incur or reimburse any costs or expenses or incur any other liability or obligation of any kind or give any indemnities prior to the Closing in connection with the Debt Financing, (E) enter into, approve or perform any agreement or commitment in connection with the Debt Financing or modify any agreement or commitment which would be effective prior to the Closing or provide any certification which would be effective prior to the Closing (excluding any customary authorization letters described in Section 6.10(a)(iv)), (F) provide any legal opinion or reliance letters or any certificate, comfort letter or opinion of any of its representatives, (G) provide access to or disclose any information to Parent or its representatives to the extent such disclosure could jeopardize the attorney-client privilege, attorney work product protections or similar protections or violate any applicable Law or contract, (H) take any action that could (I) cause any representation or warranty in this Agreement to be breached or cause any condition to Closing to fail to be satisfied or otherwise cause any breach of this Agreement, (II) result in any director, officer, employee or other representative of the Company or any of the Company Subsidiaries incurring any personal liability, (III) conflict with the Company Charter, the Company Bylaws or the governing or organizational documents of any Company Subsidiary or any Law, (IV) result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or a default under, any contract, (V) prepare separate financial statements for the Company or any Company Subsidiaries or change any fiscal period, or (VI) adopt any resolutions, execute any consents or otherwise take any corporate or similar action prior to the Closing. The Company hereby consents to the use of the logos of the Company and its subsidiaries by Parent in connection with the Debt Financing; provided, however, that Parent shall ensure that such logos are used solely in a manner that is not intended, or that is not reasonably likely, to harm or disparage the Company or the Company’s reputation or goodwill. The Company and each of its Subsidiaries will be deemed to be in compliance with this Section 6.10(a), and neither Parent nor any of its Affiliates shall allege that the Company or any of the Company Subsidiaries is or has not been in compliance with this Section 6.10(a), unless the Debt Financing (if any) has not been obtained solely as a result of a deliberate action or omission taken or omitted to be taken by the Company in material breach of its obligations under Section 6.10(a) with Knowledge of the Company that such action or omission would, or would reasonably be expected to, cause such material breach of its obligations under Section 6.10(a).

(b) Parent shall, promptly (and in any event within two (2) Business Days of delivery of documentation evidencing the applicable cost or expense) upon request by the Company, reimburse the Company for all documented out-of-pocket costs and expenses (including outside attorneys’ fees and disbursements) incurred by the Company, the Company Subsidiaries and its and their respective Representatives in connection with the cooperation contemplated by Section 6.10(a). Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective Representatives, from and against any and all Losses suffered or incurred by any of them in connection with their compliance with Section 6.10 (other than with respect to any information provided in writing by the Company, the Company Subsidiaries or any of their respective Representatives expressly for use in connection with the Debt Financing).

(c) All non-public or other confidential information provided by or behalf of the Company to Parent or its Affiliates or any of their respective representatives pursuant to this Section 6.10 shall be kept confidential in accordance with the terms of the Confidentiality Agreement; provided, however, that Parent shall be permitted to disclose information as necessary and consistent with customary practices in connection with the Equity Financing and the Debt Financing subject to customary confidentiality arrangements.

(d) Prior to Closing, the Company shall deliver (or cause to be delivered) to Parent (i) the Company Credit Agreement Payoff Letter, (ii) duly executed Intellectual Property Rights security interest releases in customary form and substance for recordation in the United States Patent and Trademark Office, and (iii) other documents in customary form and substance and solely to the extent necessary to release the Liens granted, and guarantees provided, under the Company Credit Agreement, subject to the occurrence of the Closing.

(e) Parent acknowledges and agrees that it shall be fully responsible for obtaining the Equity Financing and shall take (or cause to be taken) all actions, and do (or cause to be done) all things, necessary, proper or advisable to obtain the Equity Financing pursuant to and in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter, including taking all actions necessary to (i) comply with the terms of and maintain in effect the Equity Commitment Letter, (ii) satisfy on a timely basis all conditions in such Equity Commitment Letter which can be satisfied by Parent and (iii) consummate the Equity Financing at or prior to the Closing subject to the terms and conditions of the Equity Commitment Letter.

(f) Parent acknowledges and agrees that neither the obtaining of the Equity Financing, any Debt Financing or any alternative financing, nor the completion of any issuance of securities contemplated by the Equity Financing, any Debt Financing or any alternative financing, is a condition to the Closing.

Section 6.11 Works Councils. Prior to the Closing, the Company, the Company Subsidiaries, Parent and Merger Sub shall cooperate to comply in all material respects with their respective notification, information and consultation obligations owed to any works council, economic committee, union or similar employee representative body (each, an “Employee Representative Body”) as required by applicable Law or Collective Bargaining Agreements in connection with the transactions contemplated by this Agreement. Parent and Merger Sub shall cooperate with the Company and the Company Subsidiaries to provide any and all information reasonably necessary for the Company and the Company Subsidiaries to comply with any such notification, information and consultation obligations.Notwithstanding anything in this Agreement to the contrary, as of the Closing, the Company and the Company Subsidiaries shall honor or cause to be honored, in accordance with their terms and as required by applicable Law, all material agreements that the Company or any Company Subsidiary has entered into with any Employee Representative Body with respect to terms and conditions of employment for Company Employees to the extent such agreements are set forth on Section 4.14(b) of the Company Disclosure Letter.

Section 6.12 Delisting. Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and terminate registration under the Exchange Act, provided that such delisting and termination shall not be effective until or after the Effective Time.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b) Regulatory Approvals. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and all other Consents, registrations, declarations, notices or filings required to be made or obtained under the Regulatory Laws of the jurisdictions set forth on Section 7.01(b) of the Company Disclosure Letter shall have been made or obtained, or deemed obtained as a result of the expiry of applicable waiting periods, as required.

(c) No Law or Order. No Law or Order of a Governmental Entity of competent jurisdiction in any jurisdiction in which Parent, the Company or their respective Subsidiaries have non-de minimis business operations, shall be in effect which prevents, makes illegal or prohibits the consummation of the Merger and the other transactions contemplated hereby.

Section 7.02 Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger are further subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in this Agreement (except for the representations and warranties contained in Sections 3.01 (Organization, Standing and Power), 3.02 (Authority; Execution and Delivery; Enforceability) and 3.08 (Brokers’ Fees and Expenses)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, would not have a Parent Material Adverse Effect and (ii) the representations and warranties of Parent and Merger Sub contained in Sections 3.01 (Organization, Standing and Power), 3.02 (Authority; Execution and Delivery; Enforceability) and 3.08 (Brokers’ Fees and Expenses) that (A) are not qualified by the words “materially” or “material” or any qualifications based on such terms or based on the term “Parent Material Adverse Effect” shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date) and (B) are qualified by the words “materially” or “material” or any qualifications based on such terms or based on the term “Parent Material Adverse Effect” shall be true and correct in all respects at and as of the date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date).

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) Parent and Merger Sub Certificate. Each of Parent and Merger Sub shall have delivered to the Company a certificate, dated as of the Closing Date and signed by a duly authorized officer, certifying to the effect that the conditions set forth in Sections 7.02(a) and 7.02(b) have been satisfied.

Section 7.03 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in Sections 4.01 (Organization, Standing and Power), 4.03 (Capital Structure), 4.04 (Authority; Execution and Delivery; Enforceability), clause (i) of 4.05(a) (No Conflicts; Consents), 4.18 (Anti-Takeover Provisions), 4.20 (Brokers’ Fees and Expenses), and the first sentence of Section 4.08 (Absence of Certain Changes or Events)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein), individually or in the aggregate, would not have a Company Material Adverse Effect, (ii) the representations and warranties of the Company contained in Sections 4.01 (Organization, Standing and Power), 4.04 (Authority; Execution and Delivery; Enforceability), clause (i) of 4.05(a) (No Conflicts; Consents), 4.18 (Anti-Takeover Provisions) and 4.20 (Brokers’ Fees and Expenses) that (A) are not qualified by the words “materially” or “material” or any qualifications based on such terms or based on the term “Company Material Adverse Effect” shall be true and correct in all material respects at and as of date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date) and (B) that are qualified by the words “materially” or “material” or any qualifications based on such terms or based on the term “Company Material Adverse Effect” shall be true and correct in all respects at and as of date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date), (iii) the representations and warranties of the Company contained in the first sentence of Section 4.08 (Absence of Certain Changes or Events) shall be true and correct in all respects at and as of the date hereof and at and as of the Closing Date as if made at and as of such time, and (iv) the representations and warranties of the Company contained in Section 4.03 shall, as of the date hereof and as of the Closing Date, be true and correct in all respects as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date); provided, that the condition set forth in this clause (iv) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct would, individually or in the aggregate increase the Aggregate Consideration by more than $7,500,000.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Absence of Material Adverse Effect. Since the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had a Company Material Adverse Effect.

(d) Company Certificate. The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Sections 7.03(a), 7.03(b) and 7.03(c) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval (except to the extent expressly provided in this Section 8.01):

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if the Merger is not consummated on or before December 16, 2022 (the “End Date”); provided that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose material breach of any provision of this Agreement resulted in, or was a principal cause of, the failure of the Closing to be consummated by the End Date;

(ii) if any Order shall have been issued by a Governmental Entity of competent jurisdiction in any jurisdiction in which Parent, the Company or their respective Subsidiaries have non-de minimis business operations, that prevents, makes illegal or prohibits the consummation of the Merger or any of the other transactions contemplated hereby, and such Order shall have become final and non-appealable; or

(iii) if the Company Shareholder Approval shall not have been obtained at a duly convened Company Shareholders Meeting or any adjournment or postponement thereof at which the vote was taken in respect of this Agreement and the Merger;

(c) by the Company, if there has been any breach or violation of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in this Agreement which would give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b), as the case may be, and such failure is not capable of being cured, or is not cured by Parent or Merger Sub on or before the earlier of (i) the End Date and (ii) thirty (30) days after delivery of written notice thereof by the Company; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(c) if the Company is then in breach of this Agreement in any material respect;

(d) by the Company at any time prior to receiving the Company Shareholder Approval, in order to enter into an Alternative Acquisition Agreement providing for a Superior Proposal, if (i) the Company has complied in all material respects with Section 5.04 with respect to such Superior Proposal and (ii) the Company pays or causes to be paid to Parent in immediately available funds the Termination Fee in accordance with Section 8.03(a)(i) prior to or concurrently with such termination;

(e) by Parent, if there has been any breach or violation of any representation, warranty, covenant or agreement of the Company contained in this Agreement which would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b), as the case may be, and such failure is not capable of being cured, or is not cured by the Company on or before the earlier of (i) the End Date and (ii) thirty (30) days after delivery of written notice thereof by Parent; provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.01(e) if either Parent and Merger Sub is then in breach of this Agreement in any material respect;

(f) by Parent prior to the Company Shareholders Meeting, in the event that the Company Board (or any committee thereof) shall have withdrawn, qualified, modified, in each case in a manner adverse to Parent and Merger Sub, or failed to publicly reaffirm within seven (7) Business Days of being so requested by Parent, the Company Recommendation;

(g) by the Company, if (i) all of the conditions to the Closing set forth in Section 7.01 and Section 7.03 have been and continue to be satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing (each of which is capable of being satisfied at the Closing)), (ii) Parent and Merger Sub fail to complete the Closing on the date the Closing should have occurred pursuant to Section 1.02, (iii) the Company shall have delivered an irrevocable written notice to Parent certifying as to the matters described in clause (i) and that the Company stands ready, willing and able to consummate the Merger at such time and (iv) Parent and Merger Sub fail to consummate the Merger by the third Business Day after the delivery of the notice described in clause (iii); or

(h) by Parent, if the Company shall have breached any of its obligations under Section 5.04 (other than any immaterial breaches thereof not intended to result in an Acquisition Proposal).

Section 8.02 Effect of Termination. Written notice of termination of this Agreement by either Parent or the Company as provided in Section 8.01 shall be given to the other party or parties specifying the provisions of Section 8.01 pursuant to which such termination is made and, upon the valid termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any further liability or obligation on the part of the Company, Parent or Merger Sub, other than the final sentence of Section 6.02, Section 6.10(b), this Section 8.02, Section 8.03 and Article IX (other than the provisions regarding the specific performance of Parent’s obligation to consummate the Closing), which provisions shall survive such termination; provided, however, that except as set forth in, and subject to the terms and conditions of, Section 8.03, such termination shall not relieve any party of liability and each party shall remain liable for Losses resulting from any intentional common law fraud or any willful and material breach of this Agreement prior to or in connection with such termination (it being acknowledged and agreed that any failure by Parent or Merger Sub to consummate the Closing at any time at which the Company shall have the right to terminate this

Agreement pursuant to Section 8.01(g) shall be deemed to be a willful and material breach by Parent and Merger Sub). Parent and Merger Sub acknowledge and agree that, without in any way limiting the Company’s rights under Section 9.11 but subject to the Parent Liability Limitation, recoverable damages of the Company hereunder shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by the equityholders of the Company (including “lost premium”), taking into consideration relevant matters, including the total amount payable to the Company’s equityholders under this Agreement and the time value of money, which in each case shall be deemed in such event to be damages of the Company and shall be recoverable by the Company on behalf of its equityholders.

Section 8.03 Fees and Expenses. Except as specifically provided for herein, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

(a) The Company shall pay to Parent the Termination Fee if:

(i) the Company terminates this Agreement pursuant to Section 8.01(d) or Parent terminates this Agreement pursuant to Section 8.01(f); or

(ii) (A) an Acquisition Proposal shall have been made to the Company or to the Company’s shareholders generally after the date of this Agreement and become publicly known or announced (and not publicly withdrawn at least five (5) Business Days prior to the Company Shareholders Meeting); (B) thereafter this Agreement is terminated pursuant to Section 8.01(b)(i), Section 8.01(b)(iii), Section 8.01(e) or Section 8.01(h); and (C) within twelve (12) months of such termination, the Company enters into a definitive agreement with respect to such Acquisition Proposal and such Acquisition Proposal is subsequently consummated; provided, however, that for purposes of this Section 8.03(a)(ii), the references to 20% in the definition of “Acquisition Proposal” shall be deemed to be references to 50%.

Any Termination Fee due under this Section 8.03(a) shall be paid (less the amount of any Parent Expenses previously paid to Parent pursuant to Section 8.03(b), if any) by wire transfer of immediately available funds to an account designated by Parent (x) in the case of clause (a) above, on the Business Day immediately following the date of termination of this Agreement (or simultaneously with such termination, in the case of termination pursuant to Section 8.01(d)) and (y) in the case of clause (ii) above, on the date of consummation of an Acquisition Proposal as referred to in clause (ii)(C) above. In no event shall the Company be obligated to pay the Termination Fee or Parent Expenses on more than one occasion.

(b) In the event this Agreement is terminated pursuant to Section 8.01(b)(iii), Section 8.01(e) or Section 8.01(h), in each case, under circumstances in which the Termination Fee is not then payable (but could become payable in future) pursuant to Section 8.03(a)(ii), and prior to the time of such termination, Parent and Merger Sub were not in material breach of their representations, warranties, covenants or agreements under this Agreement, then the Company shall, following receipt of an invoice therefor, no later than two (2) Business Days after the date of such termination, pay, or cause to be paid, at the direction of Parent, up to $5,000,000 of Parent’s reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (including the Debt Financing, if any) (the “Parent Expenses”); provided, that the existence of circumstances which could require the Termination Fee to become subsequently payable by the Company pursuant to Section 8.03(a)(ii) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 8.03(b); provided, further, that the payment by the Company of Parent Expenses pursuant to this Section 8.03(b) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 8.03(a)(ii) except to the extent indicated in Section 8.03(a).

(c) The parties acknowledge and agree that the agreements contained in Section 8.03(a) and Section 8.03(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Parent nor Merger Sub would enter into this Agreement. Accordingly, if the Company fails to reasonably promptly pay the amount due pursuant to Section 8.03(a) or Section 8.03(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit, action or other proceeding that results in an Order in its favor for such payment, the Company shall pay Parent or Merger Sub, as applicable, its reasonable and documented costs and expenses (including attorneys’ fees and expenses) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing.

(d) Except as otherwise provided in Section 2.02(c), all transfer, documentary, sales, use, stamp, registration and other similar Taxes imposed with respect to the transactions contemplated by this Agreement shall be borne by Parent and expressly shall not be a liability of holder of Company Common Stock.

Section 8.04 Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval; provided, however, that (a) after receipt of the Company Shareholder Approval, there shall be made no amendment that by Law requires further approval by the Company’s shareholders without the further approval of such shareholders, and (b) except as provided above, no amendment of this Agreement shall be submitted to be approved by the Company’s shareholders unless required by Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 8.05 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any covenants and agreements contained in this Agreement; or (d) waive the satisfaction of any of the conditions contained in this Agreement as provided herein. No extension or waiver, or termination of this Agreement, by the Company shall require the approval of the Company’s shareholders unless such approval is required by Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit Section 8.02 or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.02 Acknowledgment of Disclaimer of Other Representations and Warranties.

(a) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and any certificate delivered hereunder and any Voting Agreement, (i) neither Parent nor Merger Sub makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and the Company is not relying on any representation or warranty except for those expressly set forth in Article III and any certificate delivered hereunder and any Voting Agreement, and (ii) no Person has been authorized by Parent or Merger Sub to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and, if made, such representation or warranty must not be relied upon by the Company as having been authorized by such entity.

(b) Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and any certificate delivered hereunder and any Voting Agreement, (i) neither the Company nor any Company Subsidiary makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in Article IV and any certificate delivered hereunder and any Voting Agreement, (ii) no Person has been authorized by the Company or any Company Subsidiary to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and, if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such entity, and (iii) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their Affiliates or their respective Representatives, including any materials or information made available in the data room in connection with the transactions contemplated hereby, via confidential information memorandum or in connection with presentations by the Company’s management or otherwise, are not and shall not be deemed to be or include representations or warranties unless, and then solely to the extent that, any such materials or information is the subject of any express representation or warranty set forth in Article IV. Each of Parent and Merger Sub has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and the Company Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Merger, the Equity Financing and the Debt Financing (if any), each of Parent and Merger Sub has relied on the results of its own independent review and analysis.

Section 9.03 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the date sent if sent by electronic mail; (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Company, to:

Bottomline Technologies, Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Email:         reberle@bottomline.com

Attention:   Robert A. Eberle, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

Email:       graham.robinson@skadden.com

                  laura.knoll@skadden.com

Attention: Graham Robinson

                  Laura Knoll

if to Parent or Merger Sub, to:

c/o Thoma Bravo, LP

600 Montgomery Street, 20th Floor

San Francisco, California 91444

Email:       hspaht@thomabravo.com

                  bjaffee@thomabravo.com

                  jhutter@thomabravo.com

Attention: Holden Spaht

                  Brian Jaffee

                  Jamie Hutter

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, Illinois 60654

Email:       tpeto@kirkland.com

                  peter.stach@kirkland.com

Attention: Theodore A. Peto, P.C.

                  Peter Stach

Section 9.04 Definitions. For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement containing substantive terms that are no less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal; provided, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.04.

“Acquisition Proposal” means any bona fide offer or proposal (other than an offer or proposal by Parent or Merger Sub), whether or not in writing, to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving: (i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition by any Person or Group, or stockholders of any such Person or Group, of more than 20% of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); (iii) the issuance, sale or disposition, directly or indirectly, to any Person (or the shareholders of any Person) or Group of Persons of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; (iv) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any Company Subsidiary pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold shares of Company Common Stock representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such transaction; or (v) the combination of the foregoing.

An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions are authorized or required by Law to be closed in New York City or San Francisco, California.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended by Division N – Additional Coronavirus Response and Relief of the Consolidated Appropriations Act, 2021 (Pub. L. 116-260), together with all rules and regulations and guidance issued by any Governmental Entity with respect thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Credit Agreement” means that certain Credit Agreement, dated as of December 9, 2016, by and among the Company, as the borrower, certain Company Subsidiaries from time to time party thereto, as guarantors, the lenders and issuing banks from time to time parties thereto and Bank of America, N.A., as administrative agent, swing line lender and an issuing bank (as amended by that certain First Amendment to Credit Agreement, dated as of July 16, 2018, and as further amended, restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereof).

“Company Credit Agreement Payoff Letter” means a customary payoff letter (or similar document) (i) specifying the aggregate amount required to be paid to fully satisfy all amounts outstanding as of the Closing with respect to the Company Credit Agreement (the “Company Credit Agreement Payoff Amount”), (ii) stating that upon receipt of the Company Credit Agreement Payoff Amount, the payment obligations of the Company under the Company Credit Agreement and all related loan documents shall be automatically terminated, and (iii) providing for the release of all guarantees, Liens and other security over the properties and assets of Company and its Subsidiaries securing any obligations under the Company Credit Agreement upon payment of the Company Credit Agreement Payoff Amount.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent on the date hereof regarding certain exceptions to the representations and warranties set forth in this Agreement and certain other matters provided by this Agreement; it being understood and agreed that any disclosure set forth in one section of the Company Disclosure Letter shall be deemed to be disclosed by the Company for all other sections of this Agreement and all other sections of the Company Disclosure Letter to the extent that it is reasonably apparent on its face that such disclosure is applicable to such other sections of this Agreement or such other sections of the Company Disclosure Letter.

“Company ESPP” means the Company’s Amended and Restated 2000 Employee Stock Purchase Plan.

“Company Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has or would reasonably be expected to (A) have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole or (B) prevent or materially impair, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that solely with respect to the preceding clause (A), any fact, circumstance, occurrence, effect, change, event or development arising from or related to (except, in the case of clauses (i), (ii), (iii), (iv), (v), or (vi) below, to the extent materially disproportionately affecting the Company and the Company Subsidiaries, taken as a whole, relative to other companies of a similar size in the industries in which the Company and the Company Subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account): (i) conditions affecting the United States economy, or any other national or regional economy or the global economy generally; (ii) political conditions in the United States or any other country or region in the world, acts of war, sabotage or terrorism or epidemics, pandemics or natural disasters (including any escalation or general worsening or any improvement or diminution of any of the foregoing) in the United States or any other country or region of the world; (iii) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index); (iv) changes required by GAAP or other accounting standards (or interpretation or enforcement thereof), in each case after the date hereof; (v) changes in any Laws or Orders issued by any Governmental Entity (or interpretation or enforcement thereof), in each case after the date hereof; (vi) changes generally affecting the industries in which the Company and the Company Subsidiaries operate; (vii) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions or any decline in the market price or trading volume of the Company Common Stock (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); (viii) the negotiation, execution or delivery of this Agreement, the performance by any party hereto of its obligations hereunder or the public announcement (including as to the identity of the parties hereto) or pendency of the Merger or any of the other transactions contemplated hereby; provided that this exception (viii) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation or warranty expressly addresses consequences resulting from the execution of this Agreement or the consummation or pendency of the Merger; (ix) Transaction Litigation or any suit, action or other proceeding relating to Dissenting Shares; or (x) any action expressly required by the terms of this Agreement, or with the express prior written consent or at the express written direction of Parent, shall not be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company Related Parties” means, collectively, the Company and the Company Subsidiaries and any of their respective former, current or future stockholders, managers, members, directors, officers, employees, agents, advisors, other representatives or successors or assignees of any of the foregoing.

“Company Restricted Stock Award” means each share of restricted Company Common Stock (including such shares of restricted Company Common Stock subject to performance-based vesting conditions).

“Company Restricted Stock Unit Award” means a contract right issued under a Company Stock Plan to receive a share of Company Common Stock upon or following the satisfaction of the applicable vesting and payment conditions.

“Company Stock Award” means each Company Stock Option, each Company Restricted Stock Award and each Company Restricted Stock Unit Award issued under the Company Stock Plans.

“Company Stock Option” means any option to purchase Company Common Stock granted under any Company Stock Plan.

“Company Stock Plans” means (i) the Company’s 2019 Stock Incentive Plan, as amended by Amendment No. 1 approved by the Company Board effective October 14, 2020, and (ii) the Company’s 2018 Israeli Special Purpose Stock Incentive Plan, but for the avoidance of doubt not including the Company ESPP.

“Company Subsidiary” means any Subsidiary of the Company.

“Company Systems” means any information technology system, software, hardware, data processing, record keeping, telecommunications networks, and other software or systems that are owned, used, or relied on by the Company or any Company Subsidiary.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions, variants or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19, including, but not limited to, the CARES Act.

“Data Security Requirements” means, collectively, all of the following to the extent relating to confidential information or the use or processing of Personal Information or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company or the Company Subsidiaries: (i) the Company’s own rules, policies, and procedures (whether physical or technical in nature, or otherwise), (ii) all applicable Laws and generally accepted industry standards, and the Payment Card Industry Data Security Standard (PCI DSS), and (iii) agreements the Company or any of the Company Subsidiaries have entered into or by which it is bound.

“Delaware Secretary” means the Secretary of State of the State of Delaware.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Government Contract” means any contract with a Governmental Entity for the provision of goods or services by the Company or any Company Subsidiary (or with another entity and pursuant to which the Company or any Company Subsidiary is a subcontractor at any tier in connection with, or otherwise providing supplies, services, data or software in support of, a contract or grant between another person and a Governmental Entity), including but not limited to any prime contract, subcontract, letter contract, purchase order, task order, delivery order, teaming agreement or letter of intent.

“Group” has the meaning as used in Section 13 of the Exchange Act.

“Incidental License” means any non-exclusive license entered into in the ordinary course of business that is not material to the applicable business and merely incidental to the transaction contemplated in the underlying Contract, the commercial purpose of which is primarily for something other than such license, such as: (i) a sales or marketing or similar Contract that includes a non-exclusive license to use Trademarks for the purposes of promoting the goods or services of, and on behalf of, the Company or any Company Subsidiary; (ii) a vendor Contract that includes permission for the vendor to identify the Company or any Company Subsidiary as a customer of the vendor; (iii) a Contract to purchase or lease third party equipment or materials, such as a photocopier, computer, or mobile phone that also contains a non-exclusive license of Intellectual Property Rights; or (iv) a license for the use of non-exclusive, third party software that is preconfigured, preinstalled, or embedded on hardware or other equipment.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all guarantees and arrangements having the economic effect of a guarantee of such Person of any other Indebtedness of any other Person, (iv) reimbursement obligations under letters of credit, bank guarantees and other similar contractual obligations entered into by or on behalf of such Person (in each case whether or not drawn, contingent or otherwise), (v) liabilities related to the deferred purchase price of property or services (including any earn-outs, contingent payments, seller notes or other similar obligations) other than those trade payables incurred in the ordinary course of business, (vi) liabilities pursuant to capitalized leases (determined in accordance with GAAP), or (vii) net liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, in each case including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with any of the foregoing.

“Intellectual Property Rights” means all intellectual property rights existing throughout the world, including all of the following: (i) patents, patent applications, invention disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof (“Patents”); (ii) trademarks, service marks, trade names, domain names, social media accounts and handles, logos, slogans, trade dress, design rights and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”); (iii) copyrights and other equivalent rights in works of authorship (including rights in software as a work of authorship) (“Copyrights”); (iv) trade secrets and rights in ideas, know-how, inventions, processes, formulae, data, databases, models and methodologies; (v) rights in software (including in object code or source code form), specifications, algorithms, architectures, structures, displays, screens, layouts and development tools, and in all documentation and media related thereto; and (vii) all applications and registrations for the foregoing.

“Intervening Event” means any material change, event, effect or circumstance or material change in circumstances or facts (including any change in probability or magnitude of circumstances) that (a) was not known to or reasonably foreseeable by the Company Board on the date hereof (or if known by the Company Board, the material consequences of which were not known to or reasonably foreseeable by the Company Board as of the date hereof) and becomes known to the Company Board prior to the receipt of the Company Shareholder Approval and (b) does not relate to (i) any Acquisition Proposal or (ii) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (ii) may be considered and taken into account).

“Knowledge” means, with respect to any matter in question, (i) in the case of the Knowledge of the Company, the actual knowledge of Rob Eberle, Bruce Bowden, Norm DeLuca, Tom Dolan, Paul Fannon, Steph Lucey, Andrew Mintzer, Eric Morgan and David Sweet and (ii) in the case of the Knowledge of Parent and Merger Sub, the actual knowledge of Holden Spaht and Brian Jaffee.

“Liens” means all pledges, liens, licenses, easements, rights-of-way, encroachments, restrictions, charges, mortgages, encumbrances, rights of first offer or rights of first refusal, and security interests of any kind or nature.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Parent Material Adverse Effect” means, with respect to Parent or Merger Sub, any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, would be reasonably expected to prevent or materially impair, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

“Parent Related Parties” means, collectively, Parent, Merger Sub, the Sponsor and their respective Affiliates, or any of their or their Affiliates’ respective, direct or indirect, former, current or future general or limited partners, stockholders, managers, members, directors, officers, employees, agents, advisors, other representatives or successors or assignees of any of the foregoing.

“Permitted Liens” means, collectively, (i) suppliers’, mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, construction and other similar Liens arising or incurred by operation of law or otherwise incurred in the ordinary course of business for amounts which are not due and payable; (ii) Liens for Taxes, utilities and other governmental charges (A) that are not due and payable or (B) which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (iii) requirements and restrictions of zoning, building and other applicable Laws and municipal bylaws, and development, site plan, subdivision or other agreements with municipalities that do not materially interfere with the business of the Company and the Company Subsidiaries as currently conducted; (iv) non-exclusive licenses of rights in Intellectual Property Rights granted in the ordinary course of business; (v) statutory Liens of landlords for amounts not due and payable or which are being contested in good faith by appropriate proceedings, (vi) deposits made in the ordinary course of business to secure payments of worker’s compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising in each case in the ordinary course of business; (vii) Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods; (viii) Liens resulting from securities Laws; (ix) Liens incurred in the ordinary course of business in connection with any purchase money security interests, equipment leases or similar financing arrangements; (x) Liens securing the obligations under the Company Credit Agreement; and (xi) other than with respect to Intellectual Property Rights, Liens of record that do not materially detract from the value of such property based upon its current use or interfere in any material respect with the current use, operation or occupancy by the Company or any Company Subsidiary of such property.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, or other entity.

“Personal Information” means any information that identifies, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, to an identified or identifiable natural person, or household and any other piece of information considered “personally identifiable information”, “personal information”, “individually identifiable health information” or “personal data” under applicable Law.

“Regulatory Laws” means the HSR Act, the Sherman Antitrust Act of 1890, as amended, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, as amended, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, as amended, and the rules and regulations promulgated thereunder, and any other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, or (ii) restrict, govern or regulate the acquisition of control or influence over persons licensed by any Governmental Entity, including through foreign investment control.

“Representatives” means a Person’s Affiliates and the respective directors, officers, employees, investment bankers, attorneys, consultants, accountants and other advisors or representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any actual or suspected cyber or security incident with respect to or impacting any Company System or trade secret, including an occurrence that does or is reasonably expected to jeopardize the confidentiality, integrity, or availability of a Company System or trade secret. A Security Incident includes incidents of security breaches or intrusions, denial of service, or unauthorized entry, access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, or destruction of, any Company Systems, Personal Information, or trade secrets, or any unauthorized distribution, compromise or unauthorized disclosure of any of the foregoing.

“Solvent” means that, as of any date of determination and with respect to any Person: (i) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries, taken as a whole; (ii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole; and (iii) such Person and its Subsidiaries, taken as a whole, do not have or intend to incur debts including current obligations beyond their ability to pay such debts as they mature in the ordinary course of business; provided, however, for the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

A “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing person or body (or, if there are no such voting interests, more than 50% of the equity interests of which is owned directly or indirectly by such first Person).

“Superior Proposal” means any written Acquisition Proposal for an Acquisition Transaction that is on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable, from a financial point of view, to the Company’s shareholders than the Merger (taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal that the Company Board (or a committee thereof) considers relevant and any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “80%.”

“Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, any amended Tax return and any other document filed or required to be filed relating to Taxes.

“Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, escheat, abandoned and unclaimed property, capital, sales, transfer, use, payroll, employment, severance, withholding, franchise, value added and other taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Entity, in each case in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts.

“Termination Fee” means an amount equal to $78,000,000.

“willful and material breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 9.05 Interpretation. When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article, a Section or an Exhibit of or to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require. Any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein with reference to the period prior to the execution of this Agreement, unless the context otherwise requires, means that a copy of the information or material referred to has been provided to the party to whom such information or material is to be provided in the virtual dataroom set up by the Company in connection with this Agreement at least twenty-four hours prior to the date hereof.

Section 9.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.06 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.07 Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.08 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Company Disclosure Letter and the Exhibits hereto), taken together with the Confidentiality Agreement and the other documents delivered in connection with this Agreement (including the Equity Commitment Letter), constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Merger and the other transactions contemplated by this Agreement. This Agreement is not intended to confer upon any Person other than the parties any rights or remedies; provided that (i) the provisions of Section 6.04 are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party, his or her heirs and representatives, (ii) the rights of the Company’s shareholders to receive the Merger Consideration and of the holders of the Company’s equity and equity-based awards to receive the applicable consideration set forth in Article II, as the case may be, following the Effective Time, each of which shall be for the benefit of, and shall be enforceable by, each such holder following the Effective Time and (iii) the ability of the Company pursuant to Section 8.02 to recover damages on behalf of the Company’s equityholders including the benefit of the bargain lost by the equityholders of the Company (including lost “premium”), taking into consideration relevant matters, including the total amount payable to the Company’s equityholders under this Agreement and the time value of money.

Section 9.09 Governing Law; Consent to Jurisdiction.

(a) This Agreement and all proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, construed, and enforced in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the state courts of the State of Delaware, or any federal court sitting in the State of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the state courts of the State of Delaware, or any federal court sitting in the State of Delaware, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of or relating to this Agreement, and (v) agrees that each of the other parties shall have the right to bring any proceeding for enforcement of a judgment entered by the state courts of the State of Delaware or any federal court sitting in the State of Delaware. Each of Parent, Merger Sub and the Company agrees that a final judgment in any proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.09(b) as applicable, in any such proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.03. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided that, without the consent of the Company or any other party, (a) Parent may assign its rights hereunder for collateral security purposes to any lender providing financing to Parent, (b) each of Parent and Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any one or more direct or indirect wholly-owned Subsidiaries or Affiliates, provided that no such assignment shall relieve Parent or Merger Sub of any of its obligations under this Agreement, and (c) after the Effective Time, Parent may transfer or assign its rights and obligations under this Agreement to any Person, provided that in each case of clauses (a) and (b), no such transfer or assignment shall relieve Parent of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

Section 9.11 Remedies.

(a) Remedies of Parent and Merger Sub.

(i) Specific Performance. Prior to the valid termination of this Agreement pursuant to Section 8.01, Parent and Merger Sub shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company in the courts described in Section 9.09 and to enforce specifically the terms and provisions hereof, including the Company’s obligation to consummate the Merger.

(ii) Termination Fee. Parent shall be entitled to payment of the Termination Fee if and when payable pursuant to Section 8.03(a).

(iii) Parent Expense Reimbursement. Parent shall be entitled to reimbursement of Parent Expenses if and when payable pursuant to Section 8.03(b).

(iv) Termination. Parent and Merger Sub shall be entitled to terminate this Agreement in accordance with Section 8.01.

(v) Monetary Damages. Other than in the case of intentional common law fraud or willful and material breach as set forth in Section 8.02 and reimbursement of Parent Expenses if and when payable pursuant to Section 8.03(b), in no event shall the Parent Related Parties have the right to seek or obtain money damages or expense reimbursement from any Company Related Party in connection with the transactions contemplated by this Agreement (whether at law or in equity, in contract, in tort or otherwise) other than the right of Parent and Merger Sub to payment of the Termination Fee as set forth in Section 8.03(a) and Parent Expenses as set forth in Section 8.03(b); provided that under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement (taking into account the payment of the Termination Fee pursuant to this Agreement) exceed an amount equal to $195,000,000 in the aggregate for all such breaches.

(b) Remedies of the Company.

(i) Specific Performance (Pre-Closing Covenants). Prior to the valid termination of this Agreement pursuant to Section 8.01 and other than as it relates to the right to cause the Equity Financing to be funded and to consummate the Merger (which are governed by the provisions of Section 9.11(b)(ii)), the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent and Merger Sub in the courts described in Section 9.09 and to enforce specifically the terms and provisions hereof.

(ii) Specific Performance (Closing). Prior to a valid termination of this Agreement pursuant to Section 8.01, the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to enforce Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded and to consummate the Merger only in the event that each of the following conditions has been satisfied: (i) the conditions set forth in Section 7.01 and Section 7.03 (other than those conditions that by their nature are to be satisfied at the Closing, each of which shall be capable of being satisfied at the Closing) have been satisfied or waived at the time the Closing would have occurred but for the failure of the Equity Financing to be funded, and remain satisfied or waived, and (ii) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Equity Financing is funded, then the Company will consummate the Merger. In no event shall the Company be entitled to seek the remedy of specific performance to cause the Equity Financing to be funded and to cause the consummation of the Merger other than solely under the specific circumstances and as specifically set forth in this Section 9.11(b)(ii).

(iii) Termination. The Company shall be entitled to terminate this Agreement in accordance with Section 8.01.

(iv) Monetary Damages. Without limiting the Company’s right to reimbursement and indemnification pursuant to Section 6.10(b), other than in the case of intentional common law fraud or willful and material breach as set forth in Section 8.02, in no event shall the Company Related Parties have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from any Parent Related Party in connection with the transactions contemplated by this Agreement; provided that under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates for breaches under this Agreement exceed an amount equal to $195,000,000 (the “Parent Liability Limitation”). In addition to the rights of Parent and Merger Sub hereunder, Parent and Merger Sub shall be entitled, at Parent and Merger Sub’s sole election, to settle any claims arising from or relating to this Agreement by agreeing to consummate the Merger in accordance with the terms of this Agreement. In addition, although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the consummation of the Merger and monetary damages.

(c) Acknowledgement Regarding Available Remedies. Solely to the extent that the right of specific performance is explicitly applicable under the terms of this Section 9.11, the parties hereto agree that irreparable damage would occur for which monetary damages, even if available, would not be an adequate remedy in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger and the other transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Solely to the extent that the right of specific performance is explicitly applicable under the terms of this Section 9.11, the parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.09, without proof of damages or otherwise, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Agreement and without such rights, none of the Company, Parent or Merger Sub would have entered into this Agreement. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity to the extent that the right of specific performance is explicitly applicable under the terms of this Section 9.11. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (to the extent that the right of specific performance is explicitly applicable under the terms of this Section 9.11) shall not be required to provide any bond or other security in connection with any such order or injunction.

(d) Sole Remedy. The parties acknowledge and agree that the remedies provided for in this Section 9.11 shall be the parties’ sole and exclusive remedies for any breaches of this Agreement or any claims relating to the transactions contemplated hereby. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, which exist or may arise in the future, that such party may have against the other party, the Parent Related Parties or the Company Related Parties, as the case may be, arising under or based upon any Law (including any securities law, common law or otherwise) for any breach of the representations and warranties or covenants contained in this Agreement; provided that except as expressly provided herein to the contrary, nothing in this Section 9.11 shall relieve any party from any liability for fraud.

Section 9.12 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against (a) Parent and Merger Sub (and not any other Parent Related Party) or (b) the Company (and not any other Company Related Party), then in each case only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no Parent Related Party or Company Related Party, as the case may be, shall have any liability for any obligations or liabilities of Parent or Merger Sub, on the one hand, or the Company, on the other hand, for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, any failure of the transactions contemplated by this Agreement to be consummated or any breach or failure to perform hereunder.

Section 9.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.13.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company, Parent, and Merger Sub have duly executed this Agreement, all as of the date first written above.

BOTTOMLINE TECHNOLOGIES, INC.

By:	/s/ Robert A. Eberle
Name: Robert A. Eberle
Title: Chief Executive Officer

PROJECT RB PARENT, LLC

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President

PROJECT RB MERGER SUB, INC.

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President

[Signature Page to Agreement and Plan of Merger]

INDEX OF DEFINED TERMS

Accelerated Company Restricted Stock Award	Section 2.04(c)(i)
Accelerated Company Restricted Stock Unit Award	Section 2.04(d)(i)
Acceptable Confidentiality Agreement	Section 9.04
Acquisition Proposal	Section 9.04
Acquisition Transaction	Section 9.04
Additional Vesting Credit	Section 2.04(a)
Affiliate	Section 9.04
Aggregate Consideration	Section 4.03(c)
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.04(a)
Anti-Corruption Laws	Section 4.22(a)
Antitrust Counsel Only Material	Section 6.03(b)
Business Day	Section 9.04
CARES Act	Section 9.04
Cash Replacement Option Amount	Section 2.04(b)(ii)
Cash Replacement Restricted Stock Amount	Section 2.04(c)(ii)
Cash Replacement Restricted Stock Unit Amount	Section 2.04(d)(ii)
Certificate	Section 2.01(c)
Certificate of Merger	Section 1.03
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 9.04
Collective Bargaining Agreement	Section 4.17(a)
Company	Preamble
Company Benefit Plans	Section 4.10(a)
Company Board	Section 4.03(b)
Company Board Recommendation Change	Section 5.04(c)(i)
Company Bylaws	Section 4.01
Company Capital Stock	Section 4.03(a)
Company Charter	Section 4.01
Company Common Stock	Section 2.01
Company Credit Agreement	Section 9.04
Company Credit Agreement Payoff Amount	Section 9.04
Company Credit Agreement Payoff Letter	Section 9.04
Company Disclosure Letter	Section 9.04
Company Employee	Section 6.08(a)
Company ESPP	Section 9.04
Company Financial Advisor	Section 4.20
Company Indemnified Parties	Section 6.04(a)
Company Material Adverse Effect	Section 9.04
Company Recommendation	Section 6.01(d)
Company Related Parties	Section 9.04
Company Restricted Stock Award	Section 9.04
Company Restricted Stock Unit Award	Section 9.04

Company SEC Documents	Section 4.06(a)
Company Shareholder Approval	Section 4.04
Company Shareholders Meeting	Section 4.04
Company Stock Award	Section 9.04
Company Stock Option	Section 9.04
Company Stock Plans	Section 9.04
Company Subsidiary	Section 9.04
Company Systems	Section 9.04
Company Voting Debt	Section 4.03(b)
Confidentiality Agreement	Section 6.02
Consent	Section 3.03(b)
Contract	Section 3.03(a)
Copyrights	Section 9.04
COVID-19	Section 9.04
COVID-19 Measures	Section 9.04
Data Security Requirements	Section 9.04
Debt Financing	Section 3.09
Delaware Secretary	Section 9.04
DGCL	Section 1.01
Dissenting Shares	Section 2.03(a)
DOJ	Section 6.03(a)
Effective Time	Section 1.03
Employee Representative Body	Section 6.11
End Date	Section 8.01(b)(i)
Environmental Law	Section 4.13
Equity Commitment Letter	Section 3.04
Equity Financing	Section 3.04
ERISA	Section 9.04
ERISA Affiliate	Section 9.04
Exchange Act	Section 9.04
FCA	Section 6.03(b)
Filed Company Contract	Section 4.14(a)
Filed Company SEC Documents	Article IV
Foreign Plan	Section 4.10(i)
FTC	Section 6.03(a)
GAAP	Section 4.06(b)
Government Contract	Section 9.04
Governmental Approvals	Section 6.03(a)
Governmental Entity	Section 3.03(b)
Group	Section 9.04
HSR Act	Section 3.03(b)
Incidental License	Section 9.04
Indebtedness	Section 9.04
Inquiry	Section 5.04(a)
Intellectual Property Rights	Section 9.04
Intervening Event	Section 9.04

IRS	Section 4.10(a)
Knowledge	Section 9.04
Law	Section 3.03(a)
Letter of Transmittal	Section 2.02(b)
Liens	Section 9.04
Losses	Section 6.04(a)
Material Contract	Section 4.14(b)(xii)
Maximum Amount	Section 6.04(b)
Merger	Section 1.01
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
Merger Sub Common Stock	Section 2.01
Multiemployer Plan	Section 4.10(c)
NASDAQ	Section 9.04
Notice Period	Section 5.04(d)(ii)(2)
OFAC	Section 4.22(b)
Order	Section 3.03(a)
Owned Intellectual Property Rights	Section 4.16(a)
Parent	Preamble
Parent Expenses	Section 8.03(b)
Parent Liability Limitation	Section 9.11(b)(iv)
Parent Material Adverse Effect	Section 9.04
Parent Related Parties	Section 9.04
Patents	Section 9.04
Paying Agent	Section 2.02(a)
Payment Fund	Section 2.02(a)
Permitted Liens	Section 9.04
Person	Section 9.04
Personal Information	Section 9.04
Preferred Stock	Section 4.03(a)
Proxy Statement	Section 6.01(a)
Real Estate Leases	Section 4.15(b)
Regulatory Laws	Section 9.04
Representatives	Section 9.04
Sanctions	Section 4.22(b)
SEC	Section 9.04
SEC Clearance Date	Section 6.01(d)
Securities Act	Section 9.04
Security Incident	Section 9.04
Solvent	Section 9.04
SOX	Section 9.04
Sponsor	Section 3.04
Subsidiary	Section 9.04
Superior Proposal	Section 9.04
Surviving Corporation	Section 1.01
Tax Returns	Section 9.04

Taxes	Section 9.04
Termination Fee	Section 9.04
Trade Controls	Section 4.22(b)
Trademarks	Section 9.04
Transaction Litigation	Section 6.05
Unvested Company Restricted Stock Award	Section 2.04(c)(ii)
Unvested Company Restricted Stock Unit Award	Section 2.04(d)(ii)
Unvested Company Stock Option	Section 2.04(b)(ii)
Vested Company Stock Option	Section 2.04(b)(i)
Voting Agreements	Recitals
willful and material breach	Section 9.04
Withdrawal Liability	Section 9.04

Exhibit A

Certificate of Incorporation of the Surviving Corporation

Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of December 16, 2021 (the “Agreement Date”), by and among PROJECT RB PARENT, LLC, a Delaware limited liability company (“Parent”), BOTTOMLINE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A and the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Each of Parent, the Company and the Stockholders are sometimes referred to herein as a “Party.”

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Project RB Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).

B. As of the Agreement Date, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), such shares being all of the shares of Common Stock owned of record or beneficially by such Stockholder as of the Agreement Date (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with any additional shares of Common Stock that such Stockholder may acquire record and/or beneficial ownership of after the Agreement Date (including, for the avoidance of doubt, as a result of the vesting, settlement or exercise of any Company Stock Awards), such Stockholder’s “Covered Shares”), set forth next to such Stockholder’s name on Schedule A hereto.

C. In connection with Parent’s and Merger Sub’s entry into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1. “Expiration Time” shall mean the earlier to occur of (a) the time that the Company Shareholder Approval has been obtained, (b) the Effective Time, (c) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof, and (d) any amendment of any term or provision of the original Merger Agreement, dated as of the Agreement Date, that reduces the Merger Consideration or changes the form of consideration payable to the Stockholders pursuant to Section 2.01(c) of Merger Agreement, without such Stockholder’s prior consent.

1.2. “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares, or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b).

2. Agreement to Not Transfer the Covered Shares.

2.1. No Transfer of Covered Shares. Until the Expiration Time, each Stockholder agrees not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares, other than with the prior written consent of Parent or in accordance with and subject to Section 2.2. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2. Permitted Transfers. Notwithstanding anything herein to the contrary, any Stockholder may Transfer any such Covered Shares (i) to any other Stockholder or any Affiliate of any such Stockholder, (ii) to any family member (including a trust for such family member’s benefit) of such Stockholder, (iii) to any charitable foundation or organization, (iv) pursuant to the settlement, exercise, termination or vesting of Company Stock Awards, solely in order to (A) pay the exercise price of such Company Stock Awards or (B) satisfy taxes applicable thereto, (v) pursuant to, and in compliance with, a written plan established prior to the date of this Agreement that meets the requirements of Rule 10b5-1 under the Exchange Act, or (vi) to any Person if any to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law, in each case under clause (i), (ii) or (iii) only so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shares or any certificate or uncertificated interest representing any of such Stockholder’s Covered Shares, except as permitted by, and in accordance with, this Section 2.2.

3. Agreement to Vote the Covered Shares.

3.1. Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, each Stockholder shall vote (including via proxy) all of such Stockholder’s Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares): (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement; and (b) against (i) any action or agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations set forth in Article VII under the Merger Agreement not being satisfied and (ii) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement (clauses (a) and (b), the “Covered Proposals”).

3.2. Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3. Return of Proxy. Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver) (and shall use commercially reasonable efforts to do the same within 48 hours of receipt thereof), any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1 (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

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4. Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder, a copy of which is attached hereto as Schedule B, with respect to the Merger and the transactions contemplated by the Merger Agreement.

5. New Shares. Each Stockholder agrees that any shares of Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Common Stock that such Stockholder acquires pursuant to the vesting, exercise or settlement of any Company Stock Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the Agreement Date and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Time, shall automatically become, and shall be deemed to be, Covered Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Covered Shares on the date hereof.

6. Fiduciary Duties; Legal Obligations. Each Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Nothing in this Agreement shall in any way prevent, limit or affect any actions taken by any such Stockholder in his, her or its capacity as a director or officer of the Company or any of its Affiliates from complying with his, her or its fiduciary duties or other legal obligations under applicable law while acting in such capacity as a director or officer of the Company or any of its Affiliates.

7. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent that:

7.1. Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If the Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

7.2. Ownership of the Covered Shares. (a) The Stockholder is as of the Agreement Date and, with respect to any Covered Shares acquired after the Agreement Date, will be as of the date of such acquisition, the beneficial or record owner of such Stockholder’s Owned Shares, free and clear of any and all Liens, other than those (i) created by this Agreement, (ii) arising under applicable securities laws or, if the Stockholder is a natural person, applicable community property laws or (iii) as disclosed on Schedule A hereto, and (b) the Stockholder has sole voting power over all of such Owned Shares and Covered Shares, respectively, beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the Agreement Date, the Stockholder does not own, beneficially or of record, any shares of Common Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Common Stock or other voting shares of the Company) other than the Owned Shares and the Company Stock Awards held by the Stockholder.

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7.3. No Conflict; Consents.

a. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any Laws applicable to the Stockholder; or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Stockholder pursuant to, any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

7.4. Absence of Litigation. As of the Agreement Date, there is no legal action pending against or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

8.1. Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

8.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (a) conflict with or violate any laws applicable to Parent; or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or obligation to which Parent is a party or by which Parent is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

8.3. Absence of Litigation. As of the Agreement Date, there is no legal action pending against or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement on a timely basis.

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9. Miscellaneous.

9.1. Other Agreements. Each Stockholder further agrees that, from and after the date hereof until the earlier to occur of the Effective Time and the Expiration Time, such Stockholder will not, and will not permit any entity under such Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a stockholders’ vote with respect to an Acquisition Proposal or Acquisition Transaction, (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal or Acquisition Transaction, or (d) take any action that the Company is prohibited from taking pursuant to Section 5.04, Section 6.01 or Section 6.07 of the Merger Agreement, except, in the case of this clause (d), (i) to the extent expressly permitted under Section 6 of this Agreement and/or (ii) that each Stockholder may make disclosures or communications to existing or prospective general or limited partners, employees, equity holders, members, managers and investors of such Stockholder or its Affiliates (including in the case of Philip Hilal, for the avoidance of doubt, Clearfield Capital Management LP and its Affiliates), in each case to the extent such Person is bound by a duty or obligation of confidentiality with respect to such disclosures or communications.

9.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

9.3. Certain Adjustments. In the event of any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.4. Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.

9.5. Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.

9.6. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

a. if to the Stockholder, to the address for notice set forth on the respective Stockholder’s signature page hereto.

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b. if to Parent, to:

Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, CA 91444

Attention: Holden Spaht, Brian Jaffee, Jamie Hutter

Email: hspaht@thomabravo.com, bjaffee@thomabravo.com and

jhutter@thomabravo.com

with a copy to:

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, Illinois 60654

Attention: Theodore A. Peto, P.C., Peter Stach

Email: tpeto@kirkland.com; peter.stach@kirkland.com

c. if to Company, to:

Bottomline Technologies, Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Attention: Robert A. Eberle

Email: reberle@bottomline.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

Attention: Graham Robinson, Laura Knoll

Email: graham.robinson@skadden.com,

laura.knoll@skadden.com

Any notice received at the addressee’s location, or by email at the addressee’s email address, on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.6, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.6 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.6.

9.7. Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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9.8. Venue; Waiver of Jury Trial.

a. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any action, suit or proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.6 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.8 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action, suit or proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any action, suit or proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such action, suit or proceeding in the Chosen Courts or that such action, suit or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action, suit or proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each Party agrees that a final judgment in any action, suit or proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

b. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9. Documentation and Information. Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

9.10. Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

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9.11. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

9.12. Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

9.13. Entire Agreement. This Agreement, including the schedules and exhibits hereto, constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

9.14. Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or”. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.15. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

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9.16. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.17. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.18. Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 9.18 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

9.19. Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 9 (other than Section 9.1) shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination in accordance with Section 9.12.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

BOTTOMLINE TECHNOLOGIES, INC.

By:	/s/ Bruce Bowden
Name: Bruce Bowden
Title: Chief Financial Officer

PROJECT RB PARENT, LLC

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President

[Signature Page to Voting Agreement]

JOSEPH L. MULLEN

By:	/s/ Joseph L. Mullen
	Name:	Joseph L. Mullen
	Title:	Stockholder

KENNETH J. D’AMATO

By:	/s/ Kenneth J. D’Amato
	Name:	Kenneth J. D’Amato
	Title:	Stockholder

JENNIFER M. GRAY

By:	/s/ Jennifer M. Gray
	Name:	Jennifer M. Gray
	Title:	Stockholder

JEFFREY C. LEATHE

By:	/s/ Jeffrey C. Leathe
	Name:	Jeffrey C. Leathe
	Title:	Stockholder

PETER GIBSON

By:	/s/ Peter Gibson
	Name:	Peter Gibson
	Title:	Stockholder

PHILIP HILAL

By:	/s/ Philip Hilal
	Name:	Philip Hilal
	Title:	Stockholder

PAUL H. HOUGH

By:	/s/ Paul H. Hough
	Name:	Paul H. Hough
	Title:	Stockholder

LARRY KLANE

By:	/s/ Larry Klane
	Name:	Larry Klane
	Title:	Stockholder

BENJAMIN E. ROBINSON III

By:	/s/ Benjamin E. Robinson III
	Name:	Benjamin E. Robinson III
	Title:	Stockholder

MICHAEL CURRAN

By:	/s/ Michael Curran
	Name:	Michael Curran
	Title:	Stockholder

ROB EBERLE

By:	/s/ Rob Eberle
	Name:	Rob Eberle
	Title:	Stockholder

CLEARFIELD CAPITAL MANAGEMENT LP

By:	/s/ Philip Hilal
	Name:	Philip Hilal
	Title:	Chief Investment Officer

[Signature Page to Voting Agreement]

Schedule A

Name	Owned Shares*
Joseph L. Mullen	69,855
Kenneth J. D’Amato	20,000
Jennifer M. Gray	28,000
Jeffrey C. Leathe	19,000
Peter Gibson	47,000
Philip Hilal	935,000	**
Paul H. Hough	29,000
Larry Klane	23,640
Benjamin E. Robinson III	23,000
Michael Curran	25,500
Robert A. Eberle	515,910
Clearfield Capital Management LP	925,000

*

If any additional shares of Common Stock are owned by any of the Stockholders as of the Agreement Date, such shares shall be automatically deemed to be “Covered Shares” notwithstanding the contents of this Schedule A.

**	Includes 925,000 shares of Common Stock owned by Clearfield Capital Management LP.

Schedule B

General Corporation Law of the State of Delaware, Section 262

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §  228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§  251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §  255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §  114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Exhibit 99.1

FOR IMMEDIATE RELEASE

Bottomline to be Acquired by Thoma Bravo for $2.6 Billion

Bottomline Shareholders to Receive $57.00 Per Share in Cash

PORTSMOUTH, N.H. – December 17, 2021 – Bottomline Technologies (Nasdaq: EPAY), a leading provider of financial technology that makes complex business payments simple, smart and secure, today announced that it has entered into a definitive agreement to be acquired by Thoma Bravo, a leading software investment firm, in an all-cash transaction that values Bottomline at approximately $2.6 billion. Upon completion of the transaction, Bottomline will become a privately held company.

Under the terms of the agreement, Bottomline shareholders will receive $57.00 per share in cash, which represents a premium of approximately 42% to Bottomline’s unaffected closing stock price on October 19, 2021, the last full trading day prior to the announcement of the formation of the Bottomline Board of Directors’ Strategy Committee, and a premium of approximately 41% to Bottomline’s 30-day volume weighted average price as of October 19, 2021.

“This transaction is an exciting next chapter for our company, our customers and our employees, and is a testament to the hard work and dedication of the entire Bottomline team,” said Rob Eberle, CEO of Bottomline. “We have been executing against our strategy of establishing competitive advantage with a product set designed to transform business payments for companies and financial institutions around the world. Our partnership with Thoma Bravo will provide additional resources and greater flexibility to build on our leadership position, invest in continued innovation and accelerate go-to-market efforts to deliver increased value to customers. Additionally, the transaction will allow Bottomline to benefit from the operating capabilities, capital resources and sector expertise of one of the most experienced and successful software and financial technology investors.”

“We are confident that Thoma Bravo is the ideal partner for Bottomline given its strong track record of investment in the technology industry and its deep appreciation for Bottomline’s people, products and future growth opportunities,” said Joe Mullen, Chairman of the Bottomline Board. “The Bottomline Board of Directors regularly evaluates opportunities to enhance shareholder value. Following a thorough process to review strategic alternatives, we are confident that this transaction with Thoma Bravo provides a compelling opportunity to deliver immediate and certain cash value at a meaningful premium to Bottomline shareholders, as well as significant long-term benefits for customers, channel partners and employees.”

“As the digital transformation of business accelerates, we see tremendous opportunity for Bottomline to continue capitalizing on its unique position, particularly in the large and growing B2B payments market, and successfully deliver its diverse portfolio of products that intelligently digitize the way businesses pay and get paid,” said Holden Spaht, a managing partner at Thoma Bravo. “Bottomline is well positioned in exciting and dynamic markets and we look forward to applying our operational and investment expertise in software and financial technology to support Bottomline in its next phase of growth.”

Brian Jaffee, a principal at Thoma Bravo added, “We’ve been tracking Bottomline as part of our broader financial technology effort for many years and are excited to work closely with the company to continue building on its strong track record of consistent innovation and growth. We look forward to partnering with Bottomline’s highly-experienced management team to support their vision for continued growth and unwavering focus on delighting customers.”

Transaction Details

Thoma Bravo has entered into voting agreements with Bottomline’s directors (including its chief executive officer) and Clearfield Capital Management. Under these agreements, which represent approximately 4% of Bottomline’s outstanding shares, the applicable shareholders have agreed to vote in favor of the transaction, and against any competitive transaction, subject to certain terms and conditions.

The transaction, which was unanimously approved by the Bottomline Board of Directors, is expected to close in the second calendar quarter of 2022 subject to customary closing conditions, including approval by Bottomline shareholders, receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval from the Financial Conduct Authority in the United Kingdom. Upon completion of the transaction, Bottomline’s common stock will no longer be listed on any public market.

Advisors

Deutsche Bank Securities Inc. is serving as exclusive financial advisor to Bottomline and Skadden, Arps, Slate, Meagher & Flom LLP and Wilmer Cutler Pickering Hale and Dorr LLP are serving as legal advisors to Bottomline. Kirkland & Ellis LLP is serving as legal advisor and BofA Securities, Inc. is serving as exclusive financial advisor to Thoma Bravo.

About Bottomline Technologies

Bottomline Technologies (Nasdaq: EPAY) makes complex business payments simple, smart, and secure. Corporations and banks rely on Bottomline for domestic and international payments, efficient cash management, automated workflows for payment processing and bill review, and fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe, and Asia-Pacific. For more information visit www.bottomline.com.

About Thoma Bravo

Thoma Bravo is one of the largest private equity firms in the world, with more than $91 billion in assets under management as of September 30, 2021. The firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging the firm’s deep sector expertise and proven strategic and operational capabilities, Thoma Bravo collaborates with its portfolio companies to implement operating best practices, drive growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings. Over the past 20 years, the firm has acquired more than 325 companies representing over $155 billion in enterprise value. The firm has offices in Chicago, Miami and San Francisco. For more information, visit thomabravo.com.

Important Information and Where to Find It

In connection with the proposed transaction between Bottomline Technologies, Inc. (“Bottomline”) and an affiliate of Thoma Bravo, LP (“Thoma Bravo”), Bottomline will file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Bottomline stockholders. Bottomline may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Bottomline may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Bottomline through the website maintained by the SEC at www.sec.gov, Bottomline’s investor relations website at https://investors.Bottomline.com or by contacting the Bottomline investor relations department at the following:

Bottomline Technologies, Inc.

(603) 501-4840

investors@bottomline.com

Participants in the Solicitation

Bottomline and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Bottomline’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Bottomline’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on October 21, 2021. Bottomline stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Bottomline directors and executive officers in the transaction, which may be different than those of Bottomline stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements Disclaimer

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Bottomline’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Bottomline and Thoma Bravo, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Bottomline’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on Bottomline’s business and general economic conditions; (iii) Bottomline’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm Bottomline’s business, including current plans and operations; (vii) the ability of Bottomline to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting Bottomline’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Bottomline operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Bottomline’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact Bottomline’s ability to pursue certain business opportunities or strategic transactions; and (xiv)

unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Bottomline’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Bottomline’s financial condition, results of operations, or liquidity. Bottomline does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Contacts

For Bottomline:

Christine Nurnberger

Chief Marketing Officer

603-812-3742

cnurnberger@bottomline.com

Joele Frank, Wilkinson Brimmer Katcher

Matt Sherman / Mahmoud Siddig

212-355-4449

For Thoma Bravo:

Megan Frank

212-731-4778

mfrank@thomabravo.com

OR

Finsbury Glover Hering

Abigail Farr

646-957-2067

abigail.farr@fgh.com